                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                       GREASE MONKEY HOLDING CORPORATION

                                     AND

                                 QL 3000, INC.

                                 MARCH 26, 1999

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                                TABLE OF CONTENTS

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ARTICLE 1............................................................................................1
         THE MERGER..................................................................................1
                  1.1  THE MERGER....................................................................1
                  1.2  ACTIONS BY GMHC; STOCKHOLDERS MEETING;
                       PROXY STATEMENT...............................................................1
                  1.3  EFFECTIVE TIME................................................................3
                  1.4  EFFECT OF MERGER..............................................................3
                  1.5  ARTICLES OF INCORPORATION AND BYLAWS..........................................3
                  1.6  DIRECTORS AND OFFICERS........................................................3
                  1.7  CLOSING.......................................................................3

ARTICLE 2............................................................................................4
         MERGER CONSIDERATION........................................................................4
                  2.1  EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS.................4
                       2.1.1   Conversion and Redemption of GMHC Capital Stock.......................4
                       2.1.2   Cancellation of Stock.................................................4
                       2.1.3   Capital Stock of QL 3000..............................................4
                       2.1.4   Withholding Tax.......................................................5
                       2.1.5   Shares of Dissenting Stockholders.....................................5
                  2.2  EXCHANGE OF CERTIFICATES......................................................5
                       2.2.1   Paying Agen.t.........................................................5
                       2.2.2   Exchange Procedure....................................................5
                       2.2.3   No Further Ownership Rights in GMHC Common Stock......................6
                       2.2.4   No Liability..........................................................6
                       2.2.5   Lost, Stolen, or Destroyed Certificates...............................6
                  2.3  GMHC STOCK OPTIONS AND WARRANTS...............................................7
                  2.4  RELEASE OF GMHC STOCKHOLDER OBLIGATIONS.......................................7
                  2.5  PAYMENT OF FEES...............................................................7

ARTICLE 3............................................................................................8
         REPRESENTATIONS AND WARRANTIES OF GMHC......................................................8
                  3.1  CORPORATE EXISTENCE AND AUTHORITY.............................................8
                  3.2  NO ADVERSE CONSEQUENCES.......................................................9
                  3.3  CAPITALIZATION................................................................9
                  3.4  SUBSIDIARIES AND JOINT VENTURES..............................................10
                  3.5  SEC REPORTS AND FINANCIAL STATEMENTS.........................................10
                  3.6  INFORMATION SUPPLIED.........................................................11

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                  3.7  LEGAL PROCEEDINGS............................................................11
                  3.8  CONTRACTS AND ARRANGEMENTS...................................................11
                  3.9  REAL PROPERTY; MATERIAL ASSETS...............................................12
                  3.10 LEASES.......................................................................13
                  3.11 STATUS OF CONTRACTS AND LEASES...............................................13
                  3.12 COMPLIANCE WITH LAWS.........................................................14
                  3.13 ENVIRONMENTAL MATTERS........................................................15
                       3.13.1  Definitions..........................................................15
                       3.13.2  Compliance...........................................................15
                       3.13.3  Hazardous Substances.................................................15
                       3.13.4  Storage Tanks........................................................16
                       3.13.5  Environmental Records................................................16
                  3.14 TAX MATTERS..................................................................16
                       3.14.1  Returns..............................................................16
                       3.14.2  Taxes Paid or Reserved...............................................17
                       3.14.3  Loss Carryforwards; Investment Tax Credit Carryforwards..............17
                       3.14.4  Definition...........................................................17
                       3.14.5  Miscellaneous........................................................17
                       3.14.6  Tax Sharing Agreements...............................................17
                  3.15 EMPLOYEES AND LABOR RELATIONS MATTERS........................................17
                  3.16 EMPLOYEE BENEFITS............................................................19
                  3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS.........................................20
                  3.18 UNDISCLOSED LIABILITIES......................................................21
                  3.19 INSURANCE....................................................................21
                  3.20 INTELLECTUAL PROPERTY........................................................22
                  3.21 CAR COUNTS...................................................................23
                  3.22 FRANCHISES...................................................................23
                  3.23 YEAR 2000....................................................................23
                  3.24 GUARANTIES; POWERS OF ATTORNEY...............................................24
                  3.25 BROKERS......................................................................24
                  3.26 DISCLOSURE...................................................................24
                  3.27 TRUE AT CLOSING..............................................................24

ARTICLE 4...........................................................................................25
         REPRESENTATIONS AND WARRANTIES OF QL 3000..................................................25
                  4.1  CORPORATE EXISTENCE AND AUTHORITY............................................25
                  4.2  NO ADVERSE CONSEQUENCES......................................................25
                  4.3  LEGAL PROCEEDINGS............................................................25
                  4.4  PROXY STATEMENT..............................................................25

ARTICLE 5...........................................................................................26
         COVENANTS..................................................................................26

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                  5.1  CONTINUATION OF BUSINESS.....................................................26
                  5.2  NO SOLICITATION..............................................................28
                  5.3  ACCESS.......................................................................29
                  5.4  OTHER GOVERNMENT CONSENTS....................................................29
                  5.5  BEST EFFORTS; NO INCONSISTENT ACTION.........................................30
                  5.6  CHANGED CIRCUMSTANCES........................................................30
                  5.7  FEES AND EXPENSES............................................................30
                  5.8  PRESS RELEASES...............................................................30
                  5.9  INDEMNIFICATION..............................................................30
                  5.10 FINANCING....................................................................31

ARTICLE 6...........................................................................................31
         CONDITIONS TO THE PARTIES' OBLIGATIONS.....................................................31
                  6.1  GOVERNMENTAL AUTHORIZATIONS..................................................31
                  6.2  GMHC STOCKHOLDER APPROVAL....................................................31
                  6.3  NO PROHIBITIONS..............................................................32
                  6.4  NO PROCEEDINGS...............................................................32
                  6.5  REPRESENTATIONS AND WARRANTIES...............................................32
                  6.6  FAIRNESS OPINIONS............................................................32
                  6.7  OTHER CONSENTS...............................................................32
                  6.8  DISSENTING STOCKHOLDERS......................................................32
                  6.9  COMPLETION OF FINANCINGS.....................................................32

ARTICLE 7...........................................................................................33
         TERMINATION................................................................................33
                  7.1  TERMINATION BY QL 3000 AND/OR GMHC...........................................33
                       7.1.1   Mutual Consent.......................................................33
                       7.1.2   Injunction or Restraint..............................................33
                  7.2  TERMINATION BY QL 3000.......................................................33
                  7.3  TERMINATION BY GMHC..........................................................33
                  7.4  PROCEDURE; EFFECT OF TERMINATION.............................................34

ARTICLE 8...........................................................................................34
         GENERAL PROVISIONS.........................................................................34
                  8.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.......................34
                  8.2  FURTHER ACTION...............................................................34
                  8.3  ENTIRE AGREEMENT.............................................................34
                  8.4  ASSIGNMENT...................................................................35
                  8.5  BINDING EFFECT; NO THIRD PARTY BENEFIT.......................................35
                  8.6  WAIVER.......................................................................35
                  8.7  GOVERNING LAW................................................................35
                  8.8  SEVERABILITY.................................................................35
                  8.9  TIME OF ESSENCE..............................................................35

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                  8.10 COUNTERPARTS.................................................................35
                  8.11 AMENDMENTS...................................................................36
                  8.12 AUTHORITY....................................................................36
                  8.13 NOTICES......................................................................36

ARTICLE 9...........................................................................................37
         DEFINITIONS................................................................................37

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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER made as of March 26, 1999 (the "Agreement") is among QL 3000, INC., a Florida corporation ("QL 3000"), and GREASE MONKEY HOLDING CORPORATION, a Utah corporation ("GMHC").

                                    RECITALS

         A. The Boards of Directors of GMHC (the "GMHC Board") and QL 3000 have determined that it is advisable and in the best interests of their respective corporations and stockholders that QL 3000 or a wholly owned subsidiary or other affiliate of QL 3000 merge with and into GMHC pursuant to the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA") and the terms and conditions of this Agreement (such merger, as described in more detail in Article 2 below, the "Merger"), pursuant to which GMHC would be the surviving corporation. The transactions described in this Agreement are subject to the approvals of the shareholders of GMHC and the satisfaction of certain other conditions described in this Agreement.

         B. Jerry D. Armstrong, James B. Wallace, Ray O. Brownlie, J. H. Bander, Charles H. Steinbrueck, Cortlandt S. Dietler, George F. Woods, Wayne
H. Patterson and Jim Baldwin, each a stockholder of GMHC, have agreed to vote all of their respective shares of GMHC capital stock (common and preferred) in favor of the Merger.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                                    THE MERGER

         1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement, at the Effective Time QL 3000 or a wholly owned subsidiary of QL 3000 will be merged with and into GMHC in accordance with the applicable provisions of the URBCA. GMHC shall be the Surviving Corporation resulting from the merger and shall continue to be governed by the laws of the State of Utah. Alternatively, at QL 3000's option, GMHC will enter into the Agreement and Plan of Merger attached hereto as Exhibit A providing for the merger of two of its subsidiaries with and into QL 3000 or its designee and this Agreement will be terminated.

         1.2   ACTIONS BY GMHC; STOCKHOLDERS MEETING; PROXY STATEMENT.

                  1.2.1 GMHC hereby approves of and consents to the Merger and represents and warrants that the GMHC Board, at a meeting duly called and held on March 5, 1999 has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of

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GMHC's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of GMHC, if required by applicable law, approve the transactions contemplated hereby. GMHC has been advised by each of its directors that each such person has agreed, subject to the terms and conditions of this Agreement, to take all action necessary or advisable in support of the Merger, to vote all Shares owned by such person in favor of the Merger and to sell to QL 3000 all such Shares.

                  1.2.2 If required by applicable law in order to consummate the Merger, GMHC will, in accordance with applicable law and GMHC's Articles of Incorporation and Bylaws, call and hold a special meeting of its stockholders (the "Stockholders' Meeting") as soon as practicable for the purpose of approving the Merger. Subject to the terms and conditions of this Agreement, the GMHC Board will recommend to its stockholders that the Merger be approved, and, subject to the terms and conditions of this Agreement, GMHC will use its best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and will take all other action necessary or advisable to secure the requisite vote or consent of stockholders.

                  1.2.3 GMHC will prepare and file a preliminary proxy statement to solicit Stockholder Approval (the "Proxy Statement") with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement, as finalized, to be mailed to GMHC's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff; PROVIDED, HOWEVER, that GMHC shall not be required to prepare and file such proxy statement until (i) a bona fide commitment letter from one or more lenders with respect to the Merger Consideration has been issued to QL 3000 and delivered to GMHC and (ii) QL 3000 elects the form of Agreement and Plan of Merger in accordance with
Section 1.1 of this Agreement. QL 3000 will provide to GMHC in writing all information regarding QL 3000 necessary for the preparation of the Proxy Statement. GMHC will notify QL 3000 promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply QL 3000 with copies of all correspondence between GMHC or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time before the Stockholders' Meeting there occurs any event that should be set forth in an amendment or supplement to the Proxy Statement, GMHC will promptly prepare and mail to its stockholders such an amendment or supplement. GMHC will not mail any Proxy Statement, or any amendment or supplement thereto, to which QL 3000 reasonably objects. The Proxy Statement will include the GMHC Board's recommendation that GMHC's stockholders grant proxies to approve the Merger; provided, however, that such recommendation may be withdrawn, modified, or amended if and to the extent the GMHC Board determines, in good faith after consultation with outside legal counsel, that a failure to do so would be contrary to its fiduciary obligations.

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         1.3   EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all of the conditions to the Merger set forth in Article 6 of this Agreement, a Certificate of Merger prepared in accordance with applicable law (the "Certificate of Merger") will be executed and filed with the Secretaries of State of the States of Florida and Utah. The Merger will be effective on the later of the date and at the time (the "Effective Time") when the Certificate of Merger has been accepted for filing by the Secretaries of State of the States of Florida and Utah. The day during which the Effective Time occurs is referred to herein as the "Effective Date."

         1.4 EFFECT OF MERGER. At the Effective Time, QL 3000 or a wholly owned subsidiary of QL 3000 will be merged with and into GMHC in the manner and with the effect provided by the URBCA, the separate corporate existence of QL 3000 or its subsidiary, as the case may be, will cease and thereupon GMHC and QL 3000 or its subsidiary, as the case may be, will be a single corporation (the "Surviving Corporation") and will continue to be governed by the laws of the State of Utah.

         1.5 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of GMHC as in effect at the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation, until each has been duly amended in accordance with the terms thereof and of the URBCA.

         1.6 DIRECTORS AND OFFICERS. The directors of QL 3000 at the Effective Time will be the directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified. The officers of QL 3000 at the Effective Time will be the officers of the Surviving Corporation and will hold office from the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         1.7 CLOSING. Unless this Agreement has been terminated and the transactions contemplated by it have been abandoned pursuant to Article 7, the closing of the Merger (the "Closing") will take place at the offices of Otten, Johnson, Robinson, Neff & Ragonetti at 10:00 a.m. on the date five business days after the date on which the last of the conditions set forth in
Article 6 hereof (other than conditions that by their terms are to occur at "Closing") will have been fulfilled or waived or on such other date as QL 3000 and GMHC may agree (the "Closing Date").

                                    ARTICLE 2

                              MERGER CONSIDERATION

         2.1 EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS. As of the Effective Time, by virtue of the Merger and without any action on the part of QL 3000, GMHC or the holders of any Shares:

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                  2.1.1   CONVERSION AND REDEMPTION OF GMHC CAPITAL STOCK.

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.1.2 and Dissenting Shares (as defined below)) will be converted into the right to receive from the Surviving Corporation a cash payment in the amount of $1.00 (the "Merger Consideration"). As of the Effective Time, all of the Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such Shares (other than Shares referred to in Section 2.1.2 and Dissenting Shares (as defined below)) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

                  (b) As of the Effective Date, all shares of GMHC Series C Preferred Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist and each holder of a certificate representing any such preferred stock will cease to have any rights with respect thereto, except the right to receive the liquidation price of $100.00 per share plus an amount equal to any unpaid cumulative dividends (whether or not declared), if any, without interest, to the Effective Date.

                  2.1.2 CANCELLATION OF STOCK. Each issued and outstanding Share that is held in the treasury of GMHC or held by any direct or indirect subsidiary of GMHC and each issued and outstanding Share held by QL 3000 or held by any direct or indirect subsidiary of QL 3000 immediately before the conversion pursuant to Section 2.1.1 will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

                  2.1.3 CAPITAL STOCK OF QL 3000. Immediately following the Effective Time the issued and outstanding shares of capital stock of QL 3000, $.01 par value per share, will be converted into a like number of shares of GMHC Common Stock without any further action on the part of the holders thereof, will be validly issued, fully paid and nonassessable shares of GMHC Common Stock and will constitute all of the issued and outstanding shares of the Surviving Corporation.

                  2.1.4 WITHHOLDING TAX. The right of any stockholder to receive the Merger Consideration will be subject to and reduced by the amount of any required tax withholding obligation.

                  2.1.5 SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, if any shareholder of GMHC who has not voted such Shares in favor of or consented to the Merger and who is entitled to dissent from the Merger and require appraisal for his or her Shares under applicable law (a "Dissenting Stockholder") and complies with all the provisions thereof concerning the right of holders

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of Shares to dissent from the Merger and require appraisal of their Shares
("Dissenting Shares") then such Dissenting Shares will not be converted as described in Section 2.1.1 but will represent only the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to applicable law. If, after the Effective Time, such Dissenting Stockholder (if any) withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to applicable law, each of his or her Shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. GMHC will give QL 3000 (i) prompt notice of any demands for appraisal of Shares received by GMHC and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. GMHC will not, without the prior written consent of QL 3000, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands except as required by applicable law.

         2.2   EXCHANGE OF CERTIFICATES.

                  2.2.1 PAYING AGENT. Before the Effective Time, QL 3000 and GMHC will designate a mutually acceptable bank or trust company to act as paying agent in the Merger (the "Paying Agent"). From time to time on, before or after the Effective Time, QL 3000 will make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration for each share entitled to payment under Section 2.2.1 upon surrender of certificates representing such Shares, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement will be turned over to QL 3000.

                  2.2.2 EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a certificate or certificates that immediately before the Effective Time represented Shares (the "Certificates"), (i) a notice (advising the holders that the Merger has become effective) and a letter of transmittal in customary and appropriate form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration per share. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by QL 3000, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate have been converted pursuant to Section 2.1, and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of GMHC, payment may be made to a Person (as defined in Section 2.2.4 below) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed

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or otherwise is in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Shares theretofore represented by such Certificate will have been converted pursuant to Section
2.1.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  2.2.3 NO FURTHER OWNERSHIP RIGHTS IN GMHC COMMON STOCK. All cash paid upon the surrender of Certificates in accordance with the terms of Sections 2.1 will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of GMHC will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they will be canceled and exchanged as provided in
Section 2.1.

                  2.2.4 NO LIABILITY. None of QL 3000, GMHC, the Surviving Corporation or the Paying Agent will be liable to any Person in respect of any cash or security delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. As used in this Agreement, the term "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, cooperative or other association, Governmental Entity (as defined in Section 3.2(b) below), or any other organization.

                  2.2.5 LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event that any Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed, GMHC will issue in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with this Agreement; PROVIDED, HOWEVER, that GMHC may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate to indemnify GMHC or to give GMHC a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against GMHC with respect to the certificate alleged to have been lost, stolen, or destroyed.

         2.3 GMHC STOCK OPTIONS AND WARRANTS. GMHC shall use its best efforts to enter into an agreement with each holder of stock options, vested and unvested, outstanding under GMHC's 1986 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan, 1993 Amendment to 1993 Incentive Stock Option Plan, 1994 Stock Incentive Plan and Amendment to 1994 Stock Incentive Plan (the "Stock Option Plans") and all outstanding warrants to purchase GMHC common stock, which agreement provides that, immediately after the Effective Date, each option or warrant that is then outstanding, whether or not then exercisable or vested, shall be canceled by GMHC, and each holder of a canceled option or warrant shall be entitled to receive from GMHC as of the Effective Time, in consideration for the cancellation of such option or warrant, an amount in cash equal to the product of (i) the number of Shares previously subject to such option or warrant, and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such option or warrant, reduced by any applicable withholding. In any event as of the Effective Time all such Stock Option Plans, options issued pursuant thereto and outstanding warrants shall be cancelled and of no further effect.

         2.4 RELEASE OF GMHC STOCKHOLDER OBLIGATIONS. On or before the Effective Date, QL 3000 shall cause to be released or cancelled the GMHC stockholder guarantees and letters of credit described in Schedule 2.4 attached hereto.

         2.5 PAYMENT OF FEES. On the Effective Date, QL 3000 shall cause all outstanding and unpaid legal, accounting and investment banking fees incurred by GMHC in connection with the Merger to be paid in full by QL 3000 or the Surviving Corporation. The total legal, accounting and investment banking fees incurred by GMHC in connection with the merger subsequent to September 30, 1998 shall not exceed $435,000.

         2.6 REPAYMENT OF ADVANCES. On the Effective Date, QL 3000 shall cause the Surviving Corporation to repay all amounts advanced to GMHC by Brownlie Wallace Armstrong & Bander Exploration and its affiliates described in Schedule 2.6 attached hereto.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF GMHC

         In this Agreement, the term "Material Adverse Effect" used in connection with a party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party in excess of $100,000. "Combined Material Adverse Effect" means any individual or combination of events, changes or effects that are materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party in excess of $250,000. "Material Adverse Change" means any change that has resulted, will result or is likely to result in a Material Adverse Effect. The term "Disclosure Schedule" means the document delivered by GMHC to QL 3000 on the date hereof that sets forth certain exceptions to the representations and warranties contained in this Agreement under captions referencing each and every Section to which such exceptions apply (whether or not referred to in a particular representation or warranty), provided that information appropriately and expressly disclosed or qualified with respect to one representation or warranty in the Disclosure Schedule shall be deemed to have been disclosed or qualified with respect to any other applicable representation or warranty to the extent that the disclosure contains a clear statement of the relevant fact or facts so as to provide reasonable notice of the applicability of the disclosure to the unreferenced representation or warranty.

         GMHC hereby represents and warrants to QL 3000 as follows:

         3.1 CORPORATE EXISTENCE AND AUTHORITY. GMHC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. GMHC is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of business or the ownership or lease of property requires or makes it desirable for GMHC to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. GMHC has the full corporate power and authority to enter into this Agreement and carry out its terms, subject to the conditions set forth in the Agreement. The Board of Directors of GMHC has, by resolutions duly adopted, authorized and approved the Merger, which resolutions have not been rescinded or otherwise modified and remain in full force and effect. Except for the approval of its stockholders, GMHC has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by GMHC and is binding upon and enforceable against GMHC in accordance with its terms, and the Articles of Merger, when executed and delivered by GMHC, will constitute the valid and binding obligation of GMHC. GMHC has heretofore delivered to QL 3000 correct and complete copies of its Articles of Incorporation and Bylaws as in effect on the date of this Agreement.

         3.2 NO ADVERSE CONSEQUENCES. Neither the execution and delivery of this Agreement by GMHC nor the consummation of the transactions contemplated by this Agreement will:

                  (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of GMHC or any of its subsidiaries;

                  (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court, legislature, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") applicable to GMHC or any of its subsidiaries, except as such would not have a Material Adverse Effect, individually or in the aggregate;

                  (c) either alone, or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to GMHC or any of its subsidiaries, or constitute a default under any agreement, instrument, license, or permit to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the assets of GMHC or any of its subsidiaries except as such would not have a Material Adverse Effect, individually or in the aggregate; or

                  (d) require any notices to or consent of any third party, including without limitation any Governmental Entity.

         3.3 CAPITALIZATION. GMHC has authorized capital stock consisting of (i) 20,000,000 shares of GMHC Common Stock, par value $.03 per Share (each a "Share," collectively the "Shares"), of which 4,647,880 Shares were outstanding on March 1, 1999 and no Shares are in treasury and (ii) 200,000 shares of GMHC Preferred Stock, no par value per share, of which 20,896 shares of Series C Convertible Preferred Stock, no par value per share and liquidation value $100.00 plus accrued unpaid dividends per share, were outstanding on March 1, 1999 (the "Preferred Shares") and no shares are in treasury. Options to purchase 854,266 Shares were outstanding on March 1, 1999 under grants made pursuant to the Stock Option Plans. Warrants to purchase 400,000 Shares were outstanding on March 1, 1999. All of the outstanding shares of capital stock of GMHC have been duly authorized and are validly issued, fully paid, and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, there are no shares of capital stock of GMHC authorized, issued, or outstanding, and, except as set forth above, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of GMHC of any character relating to the issued or unissued capital stock or other securities of GMHC. There are no outstanding obligations of GMHC to repurchase, redeem, or otherwise acquire any of the Shares.

         3.4 SUBSIDIARIES AND JOINT VENTURES. Except as disclosed on the Disclosure Schedule, GMHC has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity. Each subsidiary of GMHC is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of business or the ownership or lease of property requires or makes it desirable for such subsidiary to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable and owned by GMHC free and clear of all liens, claims or encumbrances. There are no options, calls or commitments of any character relating to the issued or unissued capital stock of any subsidiary.

         3.5 SEC REPORTS AND FINANCIAL STATEMENTS. GMHC has filed with the SEC, and has made available to QL 3000 true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since December 31, 1997 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "GMHC SEC Document"). Each GMHC SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of GMHC and its subsidiaries included in the GMHC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of GMHC and its subsidiaries as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         3.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by GMHC specifically for inclusion or incorporation by reference in the Proxy Statement will at the time the Proxy Statement is first mailed to GMHC's stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by GMHC with respect to statements made or incorporated by reference therein based on information supplied by QL 3000 in writing specifically for inclusion or incorporation by reference therein.

         3.7 LEGAL PROCEEDINGS. Except as disclosed in a GMHC SEC Document or in the Disclosure Schedule, there is neither pending nor to GMHC's knowledge threatened by or against GMHC or any of its subsidiaries any legal action, claim, arbitration, investigation, or administrative proceeding before any Governmental Entity that could (i) have a Material Adverse Effect on the parties or the financial condition, assets, liabilities, business or results of operations of GMHC following the Closing; or (ii) enjoin or restrict the right or ability of GMHC to perform its obligations under this Agreement; and (iii) to the best knowledge of GMHC, there is no basis for any such claim, litigation, proceeding, or investigation; and (iv) there is not in existence any judgment, injunction, order or decree requiring GMHC to take any action of any kind, or to which GMHC is subject or by which it or its assets are bound or affected.

         3.8 CONTRACTS AND ARRANGEMENTS. The Disclosure Schedule contains a complete and accurate list of all agreements of the following types, organized by type of agreement, to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound or otherwise affected and which are material to GMHC or any of its subsidiaries (the "Contracts"):

                  (a) any mortgage, note, or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness by GMHC or any of its subsidiaries or any guaranty of any obligation for the borrowing of money;

                  (b) contracts, agreements, purchase orders, or acknowledgment forms for the purchase, sale, lease or other disposition of GMHC's or any of its subsidiaries' equipment, products, materials, or capital assets, or for the performance of services which exceed $5,000.00 individually or on an annual commitment basis;

                  (c) contracts or agreements for the joint performance of work or services and all other joint venture agreements;

                  (d) contracts or agreements with agents, brokers, consignees, sales representatives, or distributors relating to the sale of GMHC's products or services;

                  (e) contracts or agreements relating to the employment or compensation of GMHC's or any of its subsidiaries' officers, directors, or employees, including without limitation any collective bargaining agreements, and agreements with former officers, directors or employees which remain in effect, other than disclosed in the Disclosure Schedule in response to Section 3.16;

                  (f) franchise agreements; and

                  (g) any other contract, instrument, agreement, or obligation not described in any other section of this Agreement to which GMHC or any of its subsidiaries is a party or by which it or any such subsidiary is bound and which contains unfulfilled obligations of GMHC or any of its subsidiaries in excess of $5,000.

         3.9 REAL PROPERTY; MATERIAL ASSETS. The Disclosure Schedule contains a list of (i) all real property owned by GMHC or any of its subsidiaries (the "Material Properties") and (ii) all other assets owned by GMHC or any of its subsidiaries having an original cost of more than $2,500 (together, the "Material Properties and Assets"). Except as set forth in the Disclosure Schedule, GMHC or a subsidiary of

GMHC has good and marketable title to all of its respective Material Properties and Assets subject to no encumbrance, lien, charge, or other restriction (including, without limitation, any restriction on transfer) of any kind or character and there is no condition, restriction, or reservation affecting the title to or utility of any of the Material Properties and Assets, other than (i) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations set forth on the Disclosure Schedule, (ii) statutory liens securing payments (including taxes) not yet due and (iii) such other minor imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not materially affect the use and value of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. All facilities located on the Material Properties set forth on the Disclosure Schedule are in satisfactory condition and are suitable for the purpose for which they are being used, subject in each case to ordinary wear and tear and to ordinary repair, maintenance and periodic replacement.

                All of the buildings and improvements upon such Material Properties comply with all applicable size, height, setback and other zoning restrictions and regulations. Neither GMHC nor any subsidiary has been denied any special exception, variance or other zoning permit or approval required for the construction, operation and maintenance thereof by GMHC or a subsidiary. There presently is located within such Material Properties an adequate number of automobile parking spaces to satisfy the requirements of all applicable zoning ordinances and regulations as modified by duly issued zoning variances. To the best knowledge of GMHC, there is not existing, or presently contemplated or proposed, (i) any condemnation or similar action, or rezoning action or proceeding, with respect to any portion of such Material Properties or (ii) any moratorium upon or similar impediment to land development or building construction or hook-up to or usage of water or sewer or other utility services that could affect the use or development thereof. Such Material Properties are zoned commercial/industrial in a manner sufficient to enable QL 3000 to continue to conduct the businesses as presently conducted by GMHC and its subsidiaries. Sewer or septic services and water services are available now and, to GMHC's knowledge, will be available after Closing to enable QL 3000 to conduct the businesses presently conducted by GMHC and its subsidiaries. Adequate access, ingress and egress are available now and, to GMHC's knowledge, will be provided to such Material Properties.

         3.10 LEASES. The Disclosure Schedule contains a list of all material leases for the lease of any real or personal property with terms in excess of one year to which GMHC or any of its subsidiaries is a party (the "Leases" and the real property covered by a Lease the "Leased Properties"). Except as described in the Disclosure Schedule, GMHC or any subsidiary enjoys undisturbed possession to each leasehold interest it holds under the Leases.

                All of the buildings and improvements upon the Leased Properties comply with all applicable size, height, setback and other zoning restrictions and regulations. Neither GMHC nor any subsidiary has been denied any special exception, variance or other zoning permit or approval required for the construction, operation and maintenance thereof by GMHC or a subsidiary. There presently is located upon the Leased Properties an adequate number of automobile parking spaces to satisfy the requirements of all applicable zoning ordinances and regulations as modified by duly issued zoning variances. To the best knowledge of GMHC, there is not existing, or presently contemplated or proposed, (i) any condemnation or similar action, or rezoning action or proceeding, with respect to any portion of the Leased Properties or (ii) any moratorium upon or similar impediment to land development or building construction or hook-up to or usage of water or sewer or other utility services that could affect the use or development thereof. The Leased Properties are zoned commercial/industrial in a manner sufficient to enable QL 3000 to continue to conduct the businesses as presently conducted by GMHC and its subsidiaries. Sewer or septic services and water services are available now and, to GMHC's knowledge, will be available after Closing to enable QL 3000 to conduct the businesses presently conducted by GMHC and its subsidiaries. Adequate access, ingress and egress are available now and, to GMHC's knowledge, will be provided to the Leased Properties.

         3.11   STATUS OF CONTRACTS AND LEASES.

                (a) Each of the Contracts and Leases is valid, binding, and enforceable by GMHC or its subsidiaries in accordance with its terms and is in full force and effect, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief or other equitable remedies. There is no existing default or violation by GMHC or its subsidiaries under any Contract or Lease and no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default of GMHC or its subsidiaries under any Contract or Lease, except for such defaults as would not have a Material Adverse Effect.

                (b) To the best knowledge of GMHC, neither GMHC nor any of its subsidiaries is aware of any default by any other party to any Contract or Lease or of any event which (whether with or without notice, lapse of time, or both) would constitute a default by any other party with respect to obligations of that party under any Contract or Lease, except for such defaults set forth on the Disclosure Schedule.

                (c) Except as set forth on the Disclosure Schedule, neither GMHC nor its subsidiaries is a party to, or is bound by, any Contract that:

                         (i) will result in any material loss to it upon the
                performance thereof, including any material liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential, or

                         (ii) is not terminable by GMHC with 90 days or fewer
                notice and which termination will not cause a Material Adverse Effect.

         3.12 COMPLIANCE WITH LAWS. Except for those whose absence, either individually or in the aggregate, would not have a Material Adverse Effect, and, with the passage of time will not have a Material Adverse Effect, GMHC and its subsidiaries possess all governmental and other licenses, certificates, consents, permits, and other authorizations of Governmental Entities (collectively, the "Licenses") legally required to carry on its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. Except as disclosed in the GMHC SEC Documents or the Disclosure Schedule, the businesses of GMHC and its subsidiaries are not being conducted in violation of any laws, rules, regulations, ordinances, codes, judgments, orders, writs, or decrees applicable to its business where such violation would have a Material Adverse Effect. Except as set forth on the Disclosure Schedule or disclosed in the GMHC SEC Documents, there have been no violations of such laws, rules, regulations, ordinances, codes, judgments, orders, writs, and decrees since December 31, 1993 where such violation, either individually or in the aggregate, would have a Material Adverse Effect.

         3.13   ENVIRONMENTAL MATTERS.

                  3.13.1 DEFINITIONS. As used in this Agreement, "Environmental Law" means any federal, state, or local statute, regulation, or ordinance pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such laws. "Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions. "Contamination" means the existence (actual or reasonably suspected) in the environment of a Hazardous Substance, if the existence or suspected existence of such Hazardous Substance requires any investigatory, remedial, removal, or other response action under any Environmental Law, if such response action legally could be required by any Governmental Entity under prevailing Environmental Laws.

                  3.13.2 COMPLIANCE. Except as disclosed on the Disclosure Schedule, the businesses and the assets of GMHC and it subsidiaries are in material compliance with all Environmental Laws and those entities have all permits required under Environmental Laws in connection with the construction, ownership or operation of those assets and the businesses. GMHC is not aware of and has not received notice of any past, present or anticipated future events, conditions, activities, investigation, studies, plans or proposals that (a) would interfere with or prevent compliance by GMHC with any Environmental Law, or (b) may give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving GMHC and related in any way to Hazardous Substances or Environmental Laws.

                  3.13.3 HAZARDOUS SUBSTANCES. Except as disclosed on the Disclosure Schedule, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released on, in, under or from, or otherwise come to be located in the soil or water (including surface and ground water) on or under, any real property owned, leased or occupied by GMHC or its subsidiaries now or in the past. Except as disclosed on the Disclosure Schedule, none of the assets of GMHC or its subsidiaries have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (in electrical equipment or otherwise), lead-based paint or any other Hazardous Substance which is prohibited, restricted or regulated when present in buildings, structures, fixtures or equipment. Except as disclosed on the Disclosure Schedule, all wastes generated in connection with the businesses of GMHC or its subsidiaries are and have been transported to and disposed of at an authorized waste disposal facility in compliance with all Environmental Laws. Except as disclosed on the Disclosure Schedule, GMHC is not liable under any Environmental Law for investigation, remedial, removal or other response costs, natural resources damages or other damages or for any other claims (including administrative orders) arising out of the release or threatened release of, or exposure to, any Hazardous Substance and no basis exists for any such liability. GMHC has not entered any contract pursuant to which it has assumed the liability of any other person or entity, or agreed to indemnify any other person or entity for any liability, under any Environmental Law or arising out of the release or threatened release of, or exposure to, any Hazardous Substance.

                  3.13.4 STORAGE TANKS. Except as disclosed on the Disclosure Schedule, there are no underground or other storage tanks on any real property owned, leased or occupied by GMHC or its subsidiaries now or in the past (whether or not regulated and whether or not out of service, closed or decommissioned). To the extent GMHC has or has had underground or other storage tanks, it has complied with all federal, state and local laws, and rules applicable thereto (including financial responsibility and required upgrades).

                  3.13.5 ENVIRONMENTAL RECORDS. Except as disclosed on the Disclosure Schedule, GMHC has disclosed and made available to QL 3000 true, complete and correct copies of any reports, studies, analysis, tests, monitoring, correspondence with any Governmental Entity or other documents in the possession of or initiated by GMHC or otherwise known to GMHC, pertaining to Hazardous Substances, the existence of Contamination, compliance with Environmental Laws, or any other environmental concern relating to the assets or the businesses of GMHC or its subsidiaries.

         3.14     TAX MATTERS.

                  3.14.1 RETURNS. GMHC has filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes (as defined below) that relate to the business, results of operations, financial condition, properties, or assets of GMHC and its subsidiaries (collectively, the "GMHC Returns"), all GMHC Returns filed are complete and accurate, and GMHC has paid on a timely basis all Taxes. Except as disclosed on the Disclosure Schedule, GMHC is not part of, nor has it been part of, an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar provisions of state, local, or foreign law, and GMHC is not a party to, nor has been a party to, any tax-sharing or tax-allocation agreement. Except as set forth on the Disclosure Schedule, GMHC has not received any notice of audit and neither GMHC nor any director, officer or employee responsible for tax matters of GMHC has knowledge of any intention of any authority to assess additional Taxes against GMHC or of any dispute with any authority with respect to such Taxes. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. GMHC has provided QL 3000 with complete and accurate copies of GMHC Returns for each of GMHC's fiscal years 1993 through 1997 and the Forms 1139 related to any loss or credit carryback claim for those years.

                  3.14.2 TAXES PAID OR RESERVED. The reserves for taxes reflected in the current balance sheet most recently filed as part of a GMHC SEC Document are adequate for payment of Taxes in respect of periods ending on the date thereof. All reserves for Taxes have been determined in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with prior periods. All Taxes that GMHC has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority.

                  3.14.3 LOSS CARRYFORWARDS; INVESTMENT TAX CREDIT CARRYFORWARDS. The Disclosure Schedule contains a complete and accurate list of net operating loss ("NOL") carryforwards and investment tax credit carryforwards available to GMHC or one or more of its subsidiaries for federal income tax purposes that originated in taxable years 1988 through 1997.

                  3.14.4 DEFINITION. As used in this Agreement, the term "Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

                  3.14.5 MISCELLANEOUS. GMHC has not filed a consent under IRC Section 341(f) concerning collapsible corporations. GMHC has not made any payments, is not obligated to make any payments, nor is a party to any agreement that in certain circumstances could obligate it to make any payments that will not be deductible under IRC Section 280G. GMHC has not been a United States real property holding corporation within the meaning of IRC Section 897(c)(2) during the applicable period specified in IRC Section 897(c)(1)(A)(ii). GMHC has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of IRC Section 6662. GMHC shall deliver to QL 3000 all necessary certificates and documents confirming that no withholding under IRC Section 1445 is required in connection with payment of the purchase price.

                  3.14.6 TAX SHARING AGREEMENTS. GMHC is not a party to any Tax allocation or sharing agreement.

         3.15 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth on the Disclosure Schedule or as provided in this Agreement:

                (a) No GMHC key employee or executive has communicated to GMHC any plans to terminate employment with GMHC.

                (b) GMHC and its subsidiaries have complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, discrimination, collective bargaining, and the payment of social security and other taxes, except where the failure to comply would not have a Material Adverse Effect;

                (c) There is no unfair labor practice charge, complaint, representation, petition, or other action against GMHC or any of its subsidiaries pending or to GMHC's best knowledge threatened before the National Labor Relations Board or any other Governmental Entity and neither GMHC nor any of its subsidiaries is subject to any order to bargain by the National Labor Relations Board;

                (d) There is no labor strike, request for representation, slowdown, or work stoppage actually occurring, pending, or to GMHC's best knowledge threatened against GMHC or any of its subsidiaries;

                (e) To GMHC's knowledge, no questions concerning representation have been raised or are threatened with respect to employees of GMHC or any of its subsidiaries;

                (f) No grievance that might have a Material Adverse Effect on GMHC or any of its subsidiaries and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and to GMHC's best knowledge no basis exists for any such grievance or arbitration proceeding; and

                (g) To GMHC's knowledge, no employee of GMHC or any of its subsidiaries is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons other than GMHC or its subsidiaries relating to the present business activities of GMHC.

                (h) All employees of GMHC and its subsidiaries are at-will employees, and GMHC is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of its employees. GMHC has no written severance pay plan, policy, practice or agreement with any of its employees, except as described in the Disclosure Schedule.

                (i) GMHC has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past five years.

                (j) There are no pending claims, and to GMHC's best knowledge, no threatened claims by or on behalf of any of the employees of GMHC or any of its subsidiaries under any federal, state or local labor or employment laws or regulations.

         3.16 EMPLOYEE BENEFITS. The Disclosure Schedule lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization, and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established, maintained, or contributed to by GMHC that are currently in effect or that have been terminated within the past twelve months, and complete and accurate copies of all those plans or arrangements have been provided to QL 3000. The employee pension and employee welfare benefit plans (within the meaning of Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established and maintained by GMHC that are subject to ERISA are listed separately as ERISA Plans on the Disclosure Schedule (the "ERISA Plans"). The ERISA Plans comply in all material respects with the applicable requirements of ERISA and any other applicable laws and regulations. With respect to ERISA Plans intended to qualify under Section 401(a) of the Code, GMHC has received from the Internal Revenue Service ("IRS") a favorable determination for each of the ERISA Plans that each of the ERISA Plans is qualified. There has been no event subsequent to that determination of which GMHC has received notice from IRS or has otherwise become aware that has adversely affected the tax qualified status of any of the ERISA Plans or the exemption of the related trusts. As to any such ERISA Plan that has been terminated, any legally-required notices to employees and to the Pension Benefit Guaranty Corporation (if applicable) have been provided as required, all other legally-required actions have been taken to accomplish the termination, and a favorable IRS determination letter has been requested with respect to such termination. In response to any such request for a determination letter on plan termination, a favorable letter has been received from the IRS or, if the requested favorable letter has not yet been received, there has been no event or absence of a necessary action that would prevent the issuance of a favorable determination letter on the termination in due course. No accumulated funding deficiency as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code exists, with respect to any of the ERISA Plans. Neither GMHC nor a controlled group of corporations of which GMHC is a member have any actual or potential withdrawal liability, as defined in Section 4201 and related provisions of ERISA. To the knowledge of GMHC, none of the ERISA Plans, their related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt prohibited transaction, as such term is defined in Section 406 of ERISA and
Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions as defined in Code Sections 401(k)(8)(B) and 402(g)(2)(a) under any ERISA Plan that have not been corrected. Each ERISA Plan is, and to the knowledge of GMHC has been, operated and administered in all material respects in conformance with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements. Except as set forth in the Disclosure Schedule, GMHC has no obligation of any kind (whether under the terms of the ERISA Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement, or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multi-employer pension plan, a nonqualified deferred compensation plan or an individual employment or compensation agreement, or any commitment to provide medical benefits to retirees.

         3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Disclosure Schedule, since September 30, 1998, there has not been:

                (a) Any event, occurrence, development, or state of circumstances or facts which could reasonably be expected to result in
         (i) a Material Adverse Effect on the business, results of operations, financial position, assets, or properties of GMHC or its subsidiaries or (ii) any transaction, contract or commitment except in the ordinary and usual course of business and not requiring the payment in any case of an amount in excess of $10,000.00 annually;

                (b) Any damage, destruction, or casualty loss, whether insured against or not, to the assets or properties of GMHC or its subsidiaries that would result in a Material Adverse Effect;

                (c) Except as permitted by Section 5.1(k), any increase in the rate or terms of compensation payable or to become payable by GMHC to its directors, officers, or key employees; any increase in the rate or terms of any bonus, insurance, pension, or other employee benefit plan, payment, or arrangement made to, for or with any such directors, officers, or key employees; any special bonus or remuneration paid; or any written employment, severance or change of control contract executed or amended;

                (d) Any amendment to GMHC's Articles of Incorporation or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by GMHC, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

                (e) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of GMHC, or any direct or indirect repurchase, redemption, or other acquisition by GMHC of any shares of its stock or any option, warrant or other agreement relating thereto;

                (f) Any issuance or sale of any stock of GMHC (other than issuances pursuant to the exercise of options or warrants outstanding on September 30, 1998) or any issuance or granting of any option, warrant, or right to purchase any stock of GMHC or any commitment to do any of the foregoing;

                (g) Any conduct of business that is outside the ordinary course of business or not substantially in the manner that GMHC or its subsidiaries have previously conducted their business (including any change in their accounting method, principles or practices);

                (h) Any material purchase or other acquisition of property by GMHC or its subsidiaries; any sale, lease, or other disposition of property by GMHC or its subsidiaries; or any expenditure by GMHC or its subsidiaries, except in the ordinary course of business;

                (i) Any incurrence of any noncontract liability which, either singularly or in the aggregate is material to the business, results of operations, financial condition, or prospects of GMHC or its subsidiaries; or

                (j) Any encumbrance or consent to encumbrance of any material property or assets of GMHC or its subsidiaries except in the ordinary course of business and except for the types of encumbrances listed in
         Section 3.9.

         3.18 UNDISCLOSED LIABILITIES. Except for liabilities or obligations described in the GMHC SEC Documents or the Disclosure Schedule, or liabilities or obligations that would not in the aggregate have a Combined Material Adverse Effect, neither GMHC or any of its subsidiaries nor any of the property of GMHC or any of its subsidiaries is subject to any material liability or obligation of any kind, whether accrued, absolute, contingent, known, unknown or otherwise, whether or not such liabilities or obligations would have been required to be contained or disclosed in a GMHC SEC Document or any financial statement of GMHC and its subsidiaries. Without limiting the generality of the foregoing, GMHC and its subsidiaries have no liability (and to GMHC's knowledge there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against GMHC or any of its subsidiaries giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered or service provided by GMHC or any of its subsidiaries.

         3.19 INSURANCE. GMHC and its subsidiaries are now maintaining with financially responsible insurance companies, the policies of insurance (the "Policies") on their products, tangible assets and business as are listed in the Disclosure Schedule, and all such Policies are currently in full force and effect. There are no disputes with insurers under the Policies, and all premiums due and payable thereto have been paid. To GMHC's knowledge, (i) there are no pending or threatened cancellations or nonrenewals with respect to any of the Policies, and GMHC or its subsidiaries, as the case may be, is in compliance with all material conditions contained in the Policies, and
(ii) there are no pending or threatened claims against GMHC or any of its subsidiaries related to product liability.

         3.20   INTELLECTUAL PROPERTY.

                (a) The term "Intellectual Property Assets" means collectively:

                    (i) all registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                    (ii)   all patents and patent applications
                (collectively, "Patents");

                    (iii) all copyrights in both published works and unpublished works that are material to GMHC's businesses (collectively, "Copyrights");

                    (iv)    all trade secrets; and

                    (v) all trade names, technology, know-how, processes and related applications used in the conduct of the businesses of GMHC and its subsidiaries. The Disclosure Schedule contains a list and summary description of all Marks, Patents and Copyrights.

                  (b) GMHC owns, has the right to use, sell, license, dispose of, and to bring actions for the misappropriation of all of the Intellectual Property Assets, material to the conduct of its business without any conflict with or infringement of the rights of others, free and clear of all liens, charges, encumbrances, or other restrictions of any kind.

                  (c) The Disclosure Schedule contains a list of all material agreements, licenses, permits and other instruments relating to the Intellectual Property Assets material to the conduct of its business to which GMHC or any of its subsidiaries is a party, together with a brief description of the Intellectual Property Asset.

                  (d) To GMHC's knowledge, no Intellectual Property Asset material to the conduct of business of GMHC and its subsidiaries is infringed or has been challenged.

                  (e) There is no action, suit, proceeding, judgment, order, or writ pending or to GMHC's knowledge, threatened against GMHC or any of its subsidiaries contesting the validity, ownership, or right to use, sell, license, dispose of, or to bring actions for the misappropriation of the Intellectual Property Assets material to the conduct of their business.

         3.21 CAR COUNTS. GMHC has delivered to QL 3000 the car counts broken down for each of GMHC's and its subsidiaries' stores (including franchise stores) for 1997 and for each month through December 1998. Copies of the car counts are contained on the Disclosure Schedule. The car counts, as of their respective dates are accurate, correct and complete.

         3.22 FRANCHISES. The Disclosure Schedule sets forth all franchises GMHC and its subsidiaries have with franchisees. Except as set forth on the Disclosure Schedule, all franchises are in good standing, neither GMHC nor any of its subsidiaries is in default under any franchise and, to GMHC's knowledge, no franchisees are in default under any franchise. Also included in the Disclosure Schedule is the following information: (i) the beginning date, ending date and franchise renewal options (either by franchisee or franchisor) for each franchise, (ii) 1997 franchise fees collected from each franchise, (iii) 1997 franchise fees outstanding for each franchisee, (iv) 1997 royalty fees collected from each franchisee, (v) 1997 royalty fees outstanding for each franchisee and (vi) any reserve amount for uncollectible franchise fees or royalty fees. GMHC shall provide to QL 3000 a file containing correspondence from all persons with whom GMHC or any subsidiary has discussed the prospect of becoming a franchisee within the past three years.

         3.23 YEAR 2000. Except as set forth on the Disclosure Schedule, GMHC has analyzed and to GMHC's knowledge has identified both internally developed and acquired software which is material to its operations or which has been or is being provided or delivered to customers or franchisees and utilizes data embedded codes that may experience operations problems when the Year 2000 is reached and, where problems have arisen, has made, or has coordinated with customers, franchisees, suppliers, financial institutions and others with which it has business relationships that are material to GMHC's business, to make all necessary modifications to the identified software to make such software Year 2000 compliant. Except as disclosed in a GMHC SEC Document or in the Disclosure Schedule, to GMHC's knowledge GMHC and its subsidiaries have not incurred, and do not expect to incur, significant operating expenses or been required, or expect to be required, to invest heavily in computer systems improvements to be Year 2000 compliant, and business operations have not been disrupted and, to GMHC's knowledge, its customers and franchisees have not experienced any material interruption of service as a result of making such software Year 2000 compliant. The Disclosure Schedule identifies all outstanding Year 2000 compliance problems known to GMHC relating to its software (including, without limitation, software provided or delivered to customers or franchisees), with a correct and materially complete statement of the status of GMHC's efforts to correct such problems. "Year 2000 compliant" means, with respect to GMHC's information technology, the information technology is designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not materially malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. "Information technology" means computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized or software system(s) that are used or relied on by GMHC and its subsidiaries and franchisees in the conduct of their business.

         3.24 GUARANTIES; POWERS OF ATTORNEY. Except as set forth in the Disclosure Schedule, neither GMHC nor any of its subsidiaries is a guarantor or otherwise liable for any liability or material obligation (including without limitation any indebtedness) of any other Person. To GMHC's knowledge, there are no outstanding powers of attorney executed on behalf of GMHC.

         3.25 BROKERS. No broker, investment banker, financial advisor, or other Person, other than Green Manning & Bunch, LTD., the fees and expenses of which will be paid by GMHC, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GMHC. GMHC has provided QL 3000 true and correct copies of all agreements between GMHC and Green Manning & Bunch, LTD.

         3.26 DISCLOSURE. None of the representations and warranties made by GMHC in this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained therein not misleading. To GMHC's best knowledge, neither GMHC nor any responsible officer or director of GMHC has intentionally concealed any fact known by such Person to have a Material Adverse Effect.

         3.27 TRUE AT CLOSING. The representations, warranties, covenants and agreements of GMHC set forth in this Article 3, and made to third parties in connection with the transactions contemplated in this Agreement, are and will be true both on the date of this Agreement and on and as of the Closing, except for representations, warranties, covenants and agreements made as of a specific date, which shall be true as of such specific date.

                                  ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF QL 3000

         QL 3000 represents and warrants to GMHC as follows:

         4.1 CORPORATE EXISTENCE AND AUTHORITY. QL 3000 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. QL 3000 has the full corporate power and authority to enter into this Agreement and carry out its terms. QL 3000 has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by QL 3000 and is binding upon and enforceable against QL 3000 in accordance with its terms.

         4.2 NO ADVERSE CONSEQUENCES. Neither the execution and delivery of this Agreement by QL 3000 nor the consummation of the transactions contemplated hereby will:

                  (a) violate or conflict with any provision of the charter or bylaws of QL 3000;

                  (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to QL 3000, except as such would not individually or in the aggregate prevent QL 3000 from performing its obligations under this Agreement and consummating the transactions contemplated hereby; or

                  (c) require any notices to or consent of any third party, including without limitation any Governmental Entity, except where the failure to obtain such consents, approvals or authorizations would not prevent or delay consummation of the Offer or the Merger or otherwise prevent QL 3000 from performing its obligations under this Agreement.

         4.3 LEGAL PROCEEDINGS. There is neither pending nor, to the best knowledge of QL 3000, threatened by or against QL 3000 any legal action, claim, arbitration, investigation, or administrative proceeding before any Governmental Entity that could enjoin or restrict the right or ability of QL 3000 to perform its obligations under this Agreement and, to the best knowledge of QL 3000, there is no basis for any such claim, litigation, proceeding, or investigation.

         4.4 PROXY STATEMENT. The information supplied by QL 3000 for inclusion in the Proxy Statement to be sent to the stockholders of GMHC in connection with the Stockholders' Meeting will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of GMHC or, at the time of the Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading; PROVIDED, HOWEVER, that QL 3000 makes no representation or warranty with respect to information supplied by GMHC for inclusion in any of the foregoing documents.

                                    ARTICLE 5

                                    COVENANTS

         5.1 CONTINUATION OF BUSINESS. From and after the execution date of this Agreement until Closing, GMHC covenants and agrees to use its best efforts to and shall cause its subsidiaries to: (i) keep the business and organization of GMHC and its subsidiaries intact until the Closing; and (ii) carry on the business of GMHC and its subsidiaries in its usual and ordinary course of business and in a manner consistent with past practice until Closing. Without limiting the generality of the foregoing, except as expressly provided to the contrary in this Agreement or with the prior written consent of QL 3000, until the Closing, GMHC covenants and agrees that:

                  (a) GMHC and its subsidiaries will not declare, pay, or set aside for payment any dividend or other distribution of money or property in respect of its capital stock;

                  (b) GMHC and its subsidiaries will not issue any shares of its capital stock (except upon the valid exercise of currently outstanding options under the Stock Option Plans, or currently outstanding warrants), or issue or sell any securities convertible into, or exchangeable for, options or warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel, or redeem any such shares;

                  (c) GMHC and its subsidiaries will use their best efforts to ensure that (i) the assets, property and rights now owned by GMHC and its subsidiaries will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation, disposition, or valuation of inventory will be made or instituted; (ii) GMHC will not encumber any of its material assets or make any material commitments relating to such assets, property, or business, except in the ordinary course of its business. GMHC will use its commercially reasonable best efforts to ensure that GMHC and its subsidiaries will pay all debts when due in the usual course of business;

                  (d) GMHC will use its best efforts to ensure that it and its subsidiaries will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business;

                  (e) GMHC will use its best efforts to ensure that it and its subsidiaries will keep or cause to be kept the Policies (or substantial equivalents) in such amounts duly in force until the Closing Date and will give QL 3000 notice of any material change in the Policies;

                  (f) GMHC or its subsidiaries will not incur additional debt (including without limitation obligations under leases for real or personal property whether or not required to be capitalized under generally accepted accounting principles), incur or increase any obligation or liability (fixed, contingent, or other, including without limitation liabilities as a guarantor or otherwise with respect to obligations of others) except in the ordinary and usual course of its business and consistent with past practices, forgive or release any material debt or claim, give any waiver of any right of material value, or voluntarily suffer any extraordinary loss;

                  (g) GMHC or its subsidiaries will not make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) other than (i) current liabilities (including the current portion of any long-term liabilities) included in the financial statements contained in the GMHC SEC Documents and
         (ii) current liabilities incurred or maturing in the ordinary course of business since the date of the current balance sheet most recently filed as part of a GMHC SEC Document or (iii) payments under its revolving credit facility with Citibank N.A. made in the ordinary course of business and consistent with past practices; provided, however, that notwithstanding anything in this Agreement to the contrary, GMHC may pay any legal, accounting or investment banking fees relating to this Agreement and the transactions contemplated hereby;

                  (h) GMHC or its subsidiaries will not acquire any assets other than assets acquired in the ordinary and usual course of its business and consistent with past practices;

                  (i) GMHC or its subsidiaries will not purchase or otherwise acquire, or agree to purchase or otherwise acquire, any debt or equity securities of any Person other than equity securities issued by a money market fund registered as an investment company under the Investment Company Act of 1940;

                  (j) GMHC or its subsidiaries will not enter into any transaction or contract or make any commitment to do the same, except in the ordinary and usual course of business and not requiring the payment in any case of an amount in excess of $10,000 annually and will promptly advise QL 3000 in writing of any written proposal or formal negotiations or discussions relating to any such transaction, contract or commitment;

                  (k) GMHC or its subsidiaries will not increase the wages, salaries, compensation, pension, or other benefits payable, or to become payable by them, to any of their officers, employees, or agents, including without limitation any bonus payments or severance or termination pay, other than increases in wages and salaries required by employment arrangements existing on the execution date of this Agreement or otherwise in the ordinary and usual course of its business;

                  (l) GMHC or its subsidiaries will not implement or agree to any implementation of, or amendment or supplement to, any employee profit sharing, stock option, stock purchase, pension, bonus, commission, incentive, retirement, medical reimbursement, life insurance, deferred compensation, severance pay, or any other employee benefit plan or arrangement;

                  (m) GMHC or its subsidiaries will not change its accounting methods, policies or practices and will maintain its books and records in accordance with Generally Accepted Accounting Principles;

                  (n) When the consent of any third party to the transactions contemplated by this Agreement is required under the terms of any Contract to which GMHC or its subsidiaries is a party or by which either is bound, GMHC will use its best efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the execution date of this Agreement;

                  (o) GMHC and its subsidiaries will pay and discharge all taxes, assessments, governmental charges, and levies imposed upon it, its income or profits, or upon any property belonging to it, in all cases before the date on which penalties attach thereto; and

                  (p) GMHC and its subsidiaries will not amend their respective Articles of Incorporation or Bylaws.

         5.2 NO SOLICITATION. Until such time, if any, as this Agreement is terminated pursuant to Article 7, neither GMHC nor any of its subsidiaries will, directly or indirectly, through an officer, director, agent or otherwise, (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential purchaser (other than QL 3000) relating to the disposition of all or any assets of GMHC or any of its subsidiaries (other than sales of inventory in the ordinary course of business and collection of accounts and notes receivable), or the sale of any securities of GMHC or any of its subsidiaries or any merger, consolidation, business combination, or similar transaction involving GMHC or any of its subsidiaries (or any other transaction, such as option or management agreements, that could have a similar economic result) or (ii) participate in any discussion or negotiations regarding, or furnish any person any information with respect to, the disposition of the assets or any securities of GMHC or any of its subsidiaries or any part thereof or any merger, consolidation, business combination, or similar transaction involving GMHC or any of its subsidiaries (or any other transaction, such as option or management agreements, that could result in a similar economic result); provided, however, that in connection with any proposal relating to any of the foregoing, GMHC may, to the extent required by fiduciary obligations as advised by counsel, participate in any discussions or negotiations regarding, and may furnish to any other person information with respect to, any of the foregoing. GMHC shall immediately advise QL 3000 of, and communicate the terms of, any such inquiry or proposal GMHC may receive.

         5.3 ACCESS. For the period up to and including the Closing Date, GMHC will provide, and cause each GMHC subsidiary to provide, to QL 3000 and its authorized agents reasonable access to all of their physical assets, facilities, financial information, production records, contracts and other corporate records and documents as QL 3000 deems reasonably necessary, provided that such activities do not unreasonably interfere with or hinder the business or operation of GMHC. QL 3000 will have reasonable access during normal working hours to all GMHC and GMHC subsidiary premises, properties, and facilities and will be allowed to meet with their management personnel, employees, and any outside consultants, including without limitation auditors and accountants, investment and other bankers, tax and financial advisors, and environmental consultants. In addition, GMHC will exercise its best efforts to make available to QL 3000 any items, agreements and materials as may be reasonably requested by QL 3000 or its lender in connection with QL 3000's financing of the Merger and refinancing of GMHC's debt, including but not limited to copies of all leases, estoppel letters and consents of landlords, franchisees and other parties, subordination and attornment agreements, supply agreements, non-disturbance agreements and franchise agreements.

         5.4 OTHER GOVERNMENT CONSENTS. Promptly following the execution of this Agreement, the parties will proceed to prepare and file with the appropriate Governmental Entities any requests for approval or waiver, if any, that are required from Governmental Entities in connection with the transactions contemplated by this Agreement, and the parties will diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

         5.5 BEST EFFORTS; NO INCONSISTENT ACTION. Subject to the terms and conditions hereof, and to the fiduciary duties of the GMHC Board under applicable law as advised by counsel, each party will use its best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the opposing parties set forth in Article 6 of this Agreement. No party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement without legal authority or basis, except that nothing in this Section 5.5 will limit the rights of the parties under Article 6 of this Agreement.

         5.6 CHANGED CIRCUMSTANCES. Each of GMHC and QL 3000 will notify the other party promptly of any fact or occurrence between the date of this Agreement and the Closing Date of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

         5.7 FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         5.8 PRESS RELEASES. No press releases or other public announcements or disclosure of information to any third party concerning the transactions contemplated by this Agreement may be made by either party without the prior written consent of the other party, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that nothing in this provision will prevent a party from making such releases or announcements as are necessary for a party to satisfy its legal obligations or the requirements of applicable law, but in any such case the affected party will promptly notify the other party.

         5.9  INDEMNIFICATION.

                  (a) From and after the Effective Time, QL 3000 shall, and shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of GMHC and its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, expense or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time (i) to the full extent permitted by Utah law or, if the protection afforded thereby to an Indemnified Party are greater, and (ii) to the same extent and on the same terms and conditions (including with respect to the advancement of expenses) provided for in GMHC's Articles of Incorporation and By-Laws and agreements in effect at the date hereof (to the extent consistent with applicable law), which provisions shall survive the Merger and continue in full force and effect after the Effective Time. Without limiting the foregoing, (i) QL 3000 shall, and shall cause the Surviving Corporation to, periodically advance expenses (including attorney's fees) as incurred by an Indemnified Party with respect to the foregoing to the full extent permitted under applicable law, and (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to such Indemnified Party.

                  (b) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit GMHC, the Indemnified Parties and the Surviving Corporation, shall be binding on all successors and assigns of QL 3000 and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         5.10 FINANCING. QL 3000 shall use its best efforts to cause CSFC Retail Energy Finance or another lender to issue a bona fide commitment letter in an amount not less than $11,000,000 within 60 days from the date of execution of this Agreement. On or prior to the Closing Date, QL 3000 shall use its best efforts to cause CSFC Retail Energy Finance or another lender and Exxon Company or another supplier or equity or debt investor to advance an amount not less than $11,000,000 and $1,500,000, respectively, for the purpose of completing the Merger. On or prior to the Closing Date, QL 3000 or an affiliated company shall use its best efforts to sell and issue not less than $4,000,000 of equity securities of such company, for the purpose of completing the Merger.

                                    ARTICLE 6

                     CONDITIONS TO THE PARTIES' OBLIGATIONS

         The obligations of each party to consummate the Merger are subject to the conditions set forth in Sections 6.1 - 6.6, any of which may be waived by QL 3000 and GMHC. The obligations of QL 3000 are subject to Sections 6.7,
6.8 and 6.9.

         6.1 GOVERNMENTAL AUTHORIZATIONS. Each of the parties will have obtained all authorizations, consents, and approvals of all governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement, in a form satisfactory to each of QL 3000 and GMHC in its reasonable discretion.

         6.2 GMHC STOCKHOLDER APPROVAL. If necessary to approve the Merger under applicable law, this Agreement and the Merger shall have been duly adopted and approved, at a duly called and held Stockholders' Meeting (or by action in writing, if appropriate), acting in accordance with applicable law and the Articles of Incorporation and Bylaws of GMHC, by the requisite vote of the holders of the Shares, the Preferred Shares and any other capital shares of GMHC ("Stockholder Approval").

         6.3 NO PROHIBITIONS. There has not been promulgated or issued a law, statute, rule, regulation, decree, order, injunction or ruling by any Governmental Entity that remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

         6.4 NO PROCEEDINGS. No action, suit or other proceeding is pending against any party to this Agreement to prohibit, restrain, enjoin, restrict or otherwise prevent the consummation of the transactions contemplated by this Agreement.

         6.5 REPRESENTATIONS AND WARRANTIES. With respect to the obligations of each party's representations and warranties to the other party, the representations and warranties shall be true and correct as of the date of this Agreement and as of the Effective Date.

         6.6 FAIRNESS OPINIONS. A fairness opinion relating to the Merger shall have been issued by Green Manning & Bunch and shall not have been withdrawn or materially modified.

         6.7 OTHER CONSENTS. GMHC shall have obtained and provided to QL 3000 and/or its lender all authorizations, agreements, consents and approvals of third parties, required to be obtained to permit the consummation of the transactions contemplated by this Agreement, under any contract, lease, instrument or other document to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound or in connection with QL 3000's financing of the Merger or refinancing of GMHC's debt except such authorizations, agreements, consents and approvals, the failure of which to obtain would not have a Material Adverse Effect.

         6.8 DISSENTING STOCKHOLDERS. As of the Effective Date, the total number of Dissenting Shares shall be less than 20% of the total outstanding Shares.

         6.9 COMPLETION OF FINANCINGS. QL 3000 shall have completed debt financings with CSFC Retail Energy Finance or another lender in an amount not less than $11,000,000 and Exxon Company or another supplier or equity or debt investor in an amount not less than $1,500,000 and equity financing of not less than $4,000,000.

                                    ARTICLE 7

                                   TERMINATION

         7.1 TERMINATION BY QL 3000 AND/OR GMHC. This Agreement may be terminated without further liability at any time before the Closing Date:

              7.1.1 MUTUAL CONSENT. By mutual consent of QL 3000 and GMHC; or

              7.1.2 INJUNCTION OR RESTRAINT. By either QL 3000 or GMHC, if any Governmental Entity has promulgated or issued a law, statute, rule, regulation, decree, order, injunction, or ruling or taken any other action prohibiting, restraining, enjoining, restricting or otherwise prohibiting the Offer or the Merger, that has become final and nonappealable.

         7.2 TERMINATION BY QL 3000. QL 3000, if not then in default, may terminate this Agreement at any time before the Closing Date upon written notice to GMHC of the occurrence of a breach by GMHC of one or more of its representations or warranties or a default in the observance or performance of one or more of its covenants or agreements under this Agreement, which breach or default is not cured within ten (10) days after GMHC has notice thereof, except for breaches and defaults which, individually or in the aggregate, would not have a Combined Material Adverse Effect or materially impair the ability of the parties to consummate the transactions contemplated by the Agreement.

         7.3  TERMINATION BY GMHC.

              7.3.1 GMHC, if not then in default, may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 of the occurrence of a breach by QL 3000 of one or more of its representations or warranties or a default in the observance or performance of one or more of its covenants or agreements under this Agreement, which default is not cured within ten (10) days after QL 3000 has notice thereof, except for defaults which, individually or in the aggregate, would not materially impair the ability of the parties to consummate the transactions contemplated by this Agreement.

              7.3.2 GMHC may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 if (i) the Effective Time has not occurred within 120 days after the execution of this Agreement; or (ii) QL 3000 has not received and provided GMHC with a copy of a bona fide commitment letter from CSFC Retain Energy Finance or another lender with respect to the financing of the Merger Consideration within 60 days after the execution of this Agreement; or (iii) CSFC Retail Energy Finance or such other lender withdraws its commitment letter after such commitment letter has been issued and no other commitment letter has been issued.

              7.3.3 GMHC may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 if prior to the Closing Date, any person has made a bona fide proposal relating to an acquisition transaction relating to GMHC or the Shares, or has commenced a tender or exchange offer for the Shares and the Board of Directors of GMHC determines in good faith
(i) after consultation with its financial advisors, that such transaction constitutes a better offer than terms of Merger contemplated hereby and (ii) after consultation with legal counsel, that failure to approve such proposal and terminate this Agreement could reasonably be expected to result in a breach of fiduciary duties of the Board of Directors of GMHC; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by GMHC pursuant to this Section 7.3.3 shall not be deemed to violate any other obligations of GMHC under this Agreement.

         7.4 PROCEDURE; EFFECT OF TERMINATION. If either QL 3000 or GMHC elects to terminate this Agreement pursuant to this Article 7, the terminating party will promptly give written notice thereof to the other party. In the event of termination pursuant to this Article 7, the parties will be released from all liabilities and obligations under this Agreement, other than the obligations under Section 5.8 and except that nothing herein shall relieve any party from liability for damages to the extent arising from a breach of this Agreement before termination.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties, and covenants in this Agreement will not survive the Effective Time, and shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 7.1. This Section 8.1 will not limit any covenant or agreement of the parties that by its terms provides for performance after the Effective Time or such termination.

         8.2 FURTHER ACTION. GMHC and QL 3000 will execute any documents and take any additional action reasonably required to fully implement this Agreement.

         8.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among GMHC and QL 3000 regarding the subject matter hereof and thereof and supersedes and replaces all prior or contemporaneous negotiations, representations, or agreements, written or oral.

         8.4 ASSIGNMENT. This Agreement may not be assigned by either party by operation of law or otherwise without the prior written consent of the other party, except that QL 3000 may assign all or any of its rights and obligations to any wholly owned subsidiary or other affiliate of QL 3000; PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform the obligations. An Affiliate of a person shall include any other person controlling, controlled by or under other common control with such person.

         8.5 BINDING EFFECT; NO THIRD PARTY BENEFIT. This Agreement will inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, subject to the restrictions on assignment contained in Section 8.4. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give to any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated by it.

         8.6 WAIVER. Failure of any party at any time to require performance of any provision of this Agreement will not limit such party's right to enforce such provision, nor will any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. Any waiver of any provision of this Agreement will be effective only if set forth in writing and signed by the party to be bound.

         8.7 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Florida.

         8.8 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any Person or circumstance is to any extent held to be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term or provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

         8.9 TIME OF ESSENCE. GMHC and QL 3000 hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision of this Agreement.

         8.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, binding on the parties. If this Agreement is executed in counterparts, each party will transmit by facsimile a copy of the signed counterpart upon execution and will cause an executed original counterpart to be transmitted by courier service to the other parties.

         8.11 AMENDMENTS. This Agreement may not be modified or amended except by the written agreement of GMHC and QL 3000. This Agreement may not be terminated other than pursuant to Article 7 except by the written agreement of GMHC and QL 3000. A party may waive one or more of its rights under this Agreement only in a written instrument signed by the party.

         8.12 AUTHORITY. The person executing this Agreement on behalf of each party warrants that she/he has the authority to execute this Agreement and to so bind that party as provided in this Agreement.

         8.13 NOTICES. All notices or other communications required or permitted under this Agreement must be in writing and must be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile. Any notice, if mailed, will be deemed given when received; any notice, if transmitted by facsimile, will be deemed given when transmitted and electronically confirmed. Notices will be given to the following Persons:

To QL 3000:                QL 3000, Inc.
                           9551 Baymeadows Road
                           Jacksonville, Florida 32256
                           Attention:  David Plyler
                           Telephone:  (904) 730-2660
                           Facsimile No.:  (904) 733-6619

With a copy to:            Smith Hulsey & Busey
                           1800 First Union Bank Tower
                           225 Water Street
                           Jacksonville, Florida 32202
                           Attention:  John R. Smith, Jr., Esq.
                           Telephone:  (904) 359-7700
                           Facsimile No.:  (904) 359-7712

To GMHC:                   Grease Monkey Holding Corporation
                           633 17th Street, Suite 400
                           Denver, Colorado 80202
                           Attention: James Wallace
                           Telephone:  (303) 295-0565
                           Facsimile No.: (303) 295-0565

With a copy to:            Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
                           950 17th Street, 16th Floor
                           Denver, Colorado 80202
                           Attention: Douglas R. Wright, Esq.
                           Telephone: (303) 575-7571
                           Facsimile No.: (303) 825-6525


                                    ARTICLE 9

                                   DEFINITIONS

         The following terms are defined in this Agreement in the sections identified below:

                  TERM                           Definition Section
Affiliate                                               8.4
Agreement                                             Preamble
Certificate of Merger                                   1.4
Certificates                                           2.2.2
Closing and Closing Date                                1.8
Code                                                   3.14.1
Combined Material Adverse Effect             Introduction to Article 3
Contamination                                          3.13.1
Contracts                                               3.8
Copyrights                                              3.20
Disclosure Schedule                          Introduction to Article 3
Dissenting Stockholders                                2.1.5
Dissenting Shares                                      2.1.5
Effective Date                                          1.4
Effective Time                                          1.4
Environmental Law                                      3.13.1
ERISA                                                   3.16
ERISA Plans                                             3.16
GMHC                                                  Preamble
GMHC Board                                            Recitals
GMHC Returns                                           3.14.1
GMHC SEC Document                                       3.5
Governmental Entity                                     3.2
Hazardous Substance                                    3.13.1
Information Technology                                  3.23
Intellectual Property Assets                            3.20
IRS                                                     3.16


                  TERM                           Definition Section
Leased Properties                                       3.10
Leases                                                  3.10
Licenses                                                3.12
Marks                                                   3.20
Material Adverse Change                      Introduction to Article 3
Material Adverse Effect                      Introduction to Article 3
Material Properties                                     3.9
Material Properties and Assets                          3.9
Merger                                                Recitals
Merger Consideration                                   2.1.1
NOL                                                    3.14.3
Patents                                                 3.20
Paying Agent                                           2.2.1
Person                                                 2.2.4
Policies                                                3.19
Preferred Shares                                        3.3
Proxy Statement                                        1.2.2
QL 3000                                               Preamble
Securities Act                                          3.5
Share, Shares                                           3.3
Stock Option Plans                                      2.3
Stockholder Approval                                    6.2
Stockholders' Meeting                                  1.2.2
Surviving Corporation                                   1.5
Taxes                                                  3.14.4
URBCA                                                 Recitals
Year 2000 Compliant                                     3.23


         IN WITNESS WHEREOF, the parties have executed this Agreement, effective the day and year first written above.


QL 3000, INC.                          GREASE MONKEY HOLDING
                                       CORPORATION


By /S/ DAVID PLYLER                    By /S/ JAMES B. WALLACE
   --------------------------             ----------------------------
   Name: DAVID PLYLER                     Name: JAMES B. WALLACE
        ---------------------                  ------------------------
   Title: PRESIDENT AND                   Title: CHAIRMAN OF THE BOARD
          CHIEF OPERATING OFFICER               -----------------------
         --------------------

                                      EXHIBIT A

                             AGREEMENT AND PLAN OF MERGER


                                        AMONG


                          GREASE MONKEY HOLDING CORPORATION


                                         AND


                                    QL 3000, INC.




                                    MARCH __, 1999
                                  TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
           1.1    THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
           1.2    ACTIONS BY GMHC; STOCKHOLDERS MEETING;
                  PROXY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .1
           1.3    EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . .3
           1.4    EFFECT OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . .3
           1.5    ARTICLES OF INCORPORATION AND BYLAWS . . . . . . . . . . . . . . .3
           1.6    DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . . . . . . .3
           1.7    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
ARTICLE 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     MERGER CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
           2.1    EFFECT OF MERGER ON GMHC.. . . . . . . . . . . . . . . . . . . . .4
                  2.1.1  Merger Consideration. . . . . . . . . . . . . . . . . . . .4
                  2.1.2  Withholding Tax . . . . . . . . . . . . . . . . . . . . . .4
                  2.1.3  Shares of Dissenting Stockholders . . . . . . . . . . . . .4
                  2.1.4  Liquidation and Dissolution of GMHC . . . . . . . . . . . .5
           2.2    EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . .5
                  2.2.1  Paying Agent. . . . . . . . . . . . . . . . . . . . . . . .5
                  2.2.2  Exchange Procedure. . . . . . . . . . . . . . . . . . . . .6
                  2.2.3  No Further Ownership Rights in GMHC Common Stock. . . . . .6
                  2.2.4  No Liability. . . . . . . . . . . . . . . . . . . . . . . .6
                  2.2.5  Lost, Stolen, or Destroyed Certificates . . . . . . . . . .7
           2.3    GMHC STOCK OPTIONS AND WARRANTS. . . . . . . . . . . . . . . . . .7
           2.4    RELEASE OF GMHC STOCKHOLDER OBLIGATIONS. . . . . . . . . . . . . .7
ARTICLE 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     REPRESENTATIONS AND WARRANTIES OF GMHC. . . . . . . . . . . . . . . . . . . . .8
           3.1    CORPORATE EXISTENCE AND AUTHORITY. . . . . . . . . . . . . . . . .8
           3.2    NO ADVERSE CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . .9
           3.3    CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . .9
           3.4    SUBSIDIARIES AND JOINT VENTURES. . . . . . . . . . . . . . . . . 10
           3.5    SEC REPORTS AND FINANCIAL STATEMENTS . . . . . . . . . . . . . . 10
           3.6    INFORMATION SUPPLIED . . . . . . . . . . . . . . . . . . . . . . 11
           3.7    LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . 11
           3.8    CONTRACTS AND ARRANGEMENTS . . . . . . . . . . . . . . . . . . . 11
           3.9    REAL PROPERTY; MATERIAL ASSETS . . . . . . . . . . . . . . . . . 12
           3.10   LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13



           3.11   STATUS OF CONTRACTS AND LEASES . . . . . . . . . . . . . . . . . 13
           3.12   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . 14
           3.13   ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . 15
                  3.13.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . 15
                  3.13.2  Compliance . . . . . . . . . . . . . . . . . . . . . . . 15
                  3.13.3  Hazardous Substances . . . . . . . . . . . . . . . . . . 15
                  3.13.4  Storage Tanks. . . . . . . . . . . . . . . . . . . . . . 16
                  3.13.5  Environmental Records. . . . . . . . . . . . . . . . . . 16
           3.14   TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                  3.14.1  Returns. . . . . . . . . . . . . . . . . . . . . . . . . 16
                  3.14.2  Taxes Paid or Reserved . . . . . . . . . . . . . . . . . 17
                  3.14.3  Loss Carryforwards; Investment Tax Credit
                          Carryforwards. . . . . . . . . . . . . . . . . . . . . . 17
                  3.14.4  Definition . . . . . . . . . . . . . . . . . . . . . . . 17
                  3.14.5  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . 17
                  3.14.6  Tax Sharing Agreements . . . . . . . . . . . . . . . . . 17
           3.15   EMPLOYEES AND LABOR RELATIONS MATTERS. . . . . . . . . . . . . . 17
           3.16   EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . 19
           3.17   ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . . . . . . 20
           3.18   UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . . . . . . . . 21
           3.19   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
           3.20   INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . 22
           3.21   CAR COUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
           3.22   FRANCHISES . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
           3.23   YEAR 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
           3.24   GUARANTIES; POWERS OF ATTORNEY . . . . . . . . . . . . . . . . . 24
           3.25   BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
           3.26   DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
           3.27   TRUE AT CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . 24
ARTICLE 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     REPRESENTATIONS AND WARRANTIES OF QL 3000 . . . . . . . . . . . . . . . . . . 25
           4.1    CORPORATE EXISTENCE AND AUTHORITY. . . . . . . . . . . . . . . . 25
           4.2    NO ADVERSE CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . 25
           4.3    LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . 25
           4.4    PROXY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 25
ARTICLE 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
           5.1    CONTINUATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . 26
           5.2    NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . . 28
           5.3    ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
           5.4    OTHER GOVERNMENT CONSENTS. . . . . . . . . . . . . . . . . . . . 29
           5.5    BEST EFFORTS; NO INCONSISTENT ACTION . . . . . . . . . . . . . . 30



           5.6    CHANGED CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . . . 30
           5.7    FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . 30
           5.8    PRESS RELEASES . . . . . . . . . . . . . . . . . . . . . . . . . 30
           5.9    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 30
           5.10   FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
ARTICLE 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     CONDITIONS TO THE PARTIES' OBLIGATIONS. . . . . . . . . . . . . . . . . . . . 31
           6.1    GOVERNMENTAL AUTHORIZATIONS. . . . . . . . . . . . . . . . . . . 31
           6.2    GMHC STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . 31
           6.3    NO PROHIBITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 32
           6.4    NO PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . 32
           6.5    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 32
           6.6    FAIRNESS OPINIONS. . . . . . . . . . . . . . . . . . . . . . . . 32
           6.7    OTHER CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . 32
           6.8    DISSENTING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . 32
           6.9    COMPLETION OF FINANCINGS . . . . . . . . . . . . . . . . . . . . 32
ARTICLE 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
           7.1    TERMINATION BY QL 3000 AND/OR GMHC . . . . . . . . . . . . . . . 33
                  7.1.1  Mutual Consent. . . . . . . . . . . . . . . . . . . . . . 33
                  7.1.2  Injunction or Restraint . . . . . . . . . . . . . . . . . 33
           7.2    TERMINATION BY QL 3000 . . . . . . . . . . . . . . . . . . . . . 33
           7.3    TERMINATION BY GMHC. . . . . . . . . . . . . . . . . . . . . . . 33
           7.4    PROCEDURE; EFFECT OF TERMINATION . . . . . . . . . . . . . . . . 34
ARTICLE 8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
           8.1    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS . . . . . 34
           8.2    FURTHER ACTION . . . . . . . . . . . . . . . . . . . . . . . . . 34
           8.3    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . 34
           8.4    ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
           8.5    BINDING EFFECT; NO THIRD PARTY BENEFIT . . . . . . . . . . . . . 35
           8.6    WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
           8.7    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . 35
           8.8    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . 35
           8.9    TIME OF ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . . 35
           8.10   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . 35
           8.11   AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
           8.12   AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
           8.13   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36



ARTICLE 9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER made as of March ___, 1999 (the "Agreement") is among QL 3000, INC., a Florida corporation ("QL 3000"), and GREASE MONKEY HOLDING CORPORATION, a Utah corporation ("GMHC").

                                 RECITALS

     A. The Boards of Directors of GMHC (the "GMHC Board") and QL 3000 have determined that it is advisable and in the best interests of their respective corporations and stockholders that Grease Monkey International, Inc. ("GMI") and GM Properties, Inc. ("GMP"), wholly owned subsidiaries of GMHC merge with and into QL 3000 or a wholly owned subsidiary or other affiliate of QL 3000 ("Newco") pursuant to the terms and conditions of this Agreement (such merger, as described in more detail in Article 2 below, the "Merger"). The transactions described in this Agreement are subject to the approvals of the shareholders of GMHC and the satisfaction of certain other conditions described in this Agreement.

     B. Jerry D. Armstrong, James B. Wallace, Ray O. Brownlie, J. H. Bander, Charles H. Steinbrueck, Cortlandt S. Dietler, George F. Woods, Wayne
H. Patterson and Jim Baldwin, each a stockholder of GMHC, have agreed to (i) vote all of their respective shares of GMHC capital stock (common and preferred) in favor of the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained in this Agreement, the parties hereto agree as follows:

                                      ARTICLE 1

                                      THE MERGER

     1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement, at the Effective Time GMI and GMP will be merged with and into Newco in accordance with applicable law. Newco shall be the surviving entity, resulting from the merger and its equity interests shall remain outstanding as the sole equity interests of the surviving entity.

     1.2   ACTIONS BY GMHC; STOCKHOLDERS MEETING; PROXY STATEMENT.

           1.2.1 GMHC hereby approves of and consents to the Merger and represents and warrants that the GMHC Board, at a meeting duly called and held on March 5, 1999 unanimously has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of

GMHC's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of GMHC, if required by applicable law, approve the transactions contemplated hereby. GMHC has been advised by each of its directors that each such person has agreed, subject to the terms and conditions of this Agreement, to take all action necessary or advisable in support of the Merger, to vote all Shares owned by such person in favor of the Merger and to sell to QL 3000 all such Shares.

           1.2.2 If required by applicable law in order to consummate the Merger, GMHC will, in accordance with applicable law and GMHC's Articles of Incorporation and Bylaws, call and hold a special meeting of its stockholders (the "Stockholders' Meeting") as soon as practicable for the purpose of approving the Merger. Subject to the terms and conditions of this Agreement, the GMHC Board will recommend to its stockholders that the Merger be approved, and, subject to the terms and conditions of this Agreement, GMHC will use its best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and will take all other action necessary or advisable to secure the requisite vote or consent of stockholders.

           1.2.3 GMHC will prepare and file a preliminary proxy statement to solicit Stockholder Approval (the "Proxy Statement") with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement, as finalized, to be mailed to GMHC's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff; provided, however, that GMHC shall not be required to prepare and file such proxy statement until a bona fide commitment letter from one or more lenders with respect to the Merger Consideration has been issued to QL 3000 and delivered to GMHC. QL 3000 will provide to GMHC in writing all information regarding QL 3000 necessary for the preparation of the Proxy Statement. GMHC will notify QL 3000 promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply QL 3000 with copies of all correspondence between GMHC or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time before the Stockholders' Meeting there occurs any event that should be set forth in an amendment or supplement to the Proxy Statement, GMHC will promptly prepare and mail to its stockholders such an amendment or supplement. GMHC will not mail any Proxy Statement, or any amendment or supplement thereto, to which QL 3000 reasonably objects. The Proxy Statement will include the GMHC Board's recommendation that GMHC's stockholders grant proxies to approve the Merger; provided, however, that such recommendation may be withdrawn, modified, or amended if and to the extent the GMHC Board determines, in good faith after consultation with outside legal counsel, that a failure to do so would be contrary to its fiduciary obligations.

           1.2.4 Prior to the Merger, GMHC shall (i) contribute all of the issued and outstanding capital stock of Grease Monkey de Mexico SA de CV ("GMM") to GMI, (ii) if necessary for the Merger, cause GMI and GMP to be reincorporated under Florida law as Florida corporations and (iii) cause GMI and GMP to adopt articles of merger in form and substance acceptable to QL 3000.

     1.3 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all of the conditions to the Merger set forth in Article 6 of this Agreement, a Certificate of Merger prepared in accordance with applicable law (the "Certificate of Merger") will be executed and filed with the Secretaries of State of the appropriate states. The Merger will be effective on the later of the date and at the time (the "Effective Time") when the Certificate of Merger has been accepted for filing by such Secretaries of State. The day during which the Effective Time occurs is referred to herein as the "Effective Date."

     1.4 EFFECT OF MERGER. At the Effective Time, GMI and GMP will be merged with and into Newco in the manner and with the effect provided by applicable law, the issued and outstanding capital stock of GMI and GMP shall be cancelled, the separate corporate existence of GMI and GMP will cease and thereupon GMI, GMP and Newco will be a single entity and will continue to be governed by the laws of the State of Florida.

     1.5   ARTICLES OF INCORPORATION AND BYLAWS.  The Articles of
Incorporation and Bylaws or other constituent documents of Newco as in effect at the Effective Time will be the constituent documents of the surviving entity.

     1.6 DIRECTORS AND OFFICERS. The directors, officers or managers of Newco at the Effective Time will be the directors, officers or managers of the surviving entity.

     1.7 CLOSING. Unless this Agreement has been terminated and the transactions contemplated by it have been abandoned pursuant to Article 7, the closing of the Merger (the "Closing") will take place at the offices of Otten, Johnson, Robinson, Neff & Ragonetti at 10:00 a.m. on the date five business days after the date on which the last of the conditions set forth in
Article 6 hereof (other than conditions that by their terms are to occur at "Closing") will have been fulfilled or waived or on such other date as QL 3000 and GMHC may agree (the "Closing Date").

                                  ARTICLE 2

                             MERGER CONSIDERATION

     2.1   EFFECT OF MERGER ON GMHC.

           2.1.1 MERGER CONSIDERATION. As of the Effective Time (or at a later time within three business days of a request by GMHC), in consideration of the Merger, QL 3000 or Newco shall pay or cause to be paid to GMHC an amount equal to:

           (a) $1.00 (the "Liquidation Distribution") for each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of GMHC, shares held by any direct or indirect subsidiary of GMHC or Dissenting Shares);

           (b) $100.00 per share for GMHC's Series C Preferred Stock, the liquidation preference, plus an amount equal to any unpaid cumulative dividends (whether or not declared), if any, without interest, to the Effective Date;

           (c) the appraisal value of all Dissenting Shares determined in accordance with Section 2.1.3 of this Agreement; and

           (d) the amount required to satisfy all GMHC liabilities and other claims of creditors pursuant to the plan of liquidation adopted by GMHC pursuant to Section 2.1.4 of this Agreement and to assure that the shareholders of GMHC receive the same after tax net consideration as if QL 3000 was merged with and into GMHC.

     The aggregate amount of such payments shall constitute the "Merger Consideration."

           2.1.2 WITHHOLDING TAX. The right of any stockholder to receive any portion of the Merger Consideration will be subject to and reduced by the amount of any required tax withholding obligation.

           2.1.3 SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, if any shareholder of GMHC who has not voted his or her Shares in favor of or consented to the Merger and who is entitled to dissent from the Merger and require appraisal for his or her Shares under applicable law (a "Dissenting Stockholder") and complies with all the provisions thereof concerning the right of holders of Shares to dissent from the Merger and require appraisal of his or her Shares ("Dissenting Shares") then such Dissenting Shares will represent only the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to applicable law. If, after the Effective Time, such Dissenting Stockholder (if any) withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to applicable law, each of his or her Shares will be deemed to be outstanding and entitled to the Liquidation Distribution upon the same terms as other Shares. GMHC will give QL 3000 (i) prompt notice of any demands for appraisal of Shares received by GMHC and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. GMHC will not, without the prior written consent of QL 3000, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands except as required by applicable law.

           2.1.4 LIQUIDATION AND DISSOLUTION OF GMHC. Following the Merger, GMHC shall be liquidated and dissolved on the following terms:

           (a) GMHC shall adopt a plan of liquidation providing for the satisfaction of (i) all liabilities and other claims of creditors, (ii) the redemption of GMHC's Series C Preferred Stock and (iii) the termination of all outstanding options and warrants;

           (b) as of the Effective Time, all of the Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such Shares (other than Shares held in the treasury of GMHC, Shares held by any direct or indirect subsidiary of GMHC and Dissenting Shares) will cease to have any rights with respect thereto, except the right to receive the Liquidation Distribution, without interest, in accordance with Section 2.2 of this Agreement; and

           (c) GMHC shall file or cause to be filed, Articles of Dissolution or other required documentation in accordance with applicable law to liquidate and dissolve GMHC.

     2.2   EXCHANGE OF CERTIFICATES.

           2.2.1 PAYING AGENT. Before the Effective Time, QL 3000 and GMHC will designate a mutually acceptable bank or trust company to act as paying agent in the liquidation of GMHC (the "Paying Agent"). From time to time on, before or after the Effective Time, QL 3000 will make available, or cause Newco to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Liquidation Distribution for each share entitled to payment under Section 2.2.1 upon surrender of certificates representing such Shares, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement will be turned over to QL 3000.

           2.2.2 EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a certificate or certificates that immediately before the Effective Time represented Shares (the "Certificates"), (i) a notice (advising the holders that the Merger has become effective) and a letter of transmittal in customary and appropriate form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Liquidation Distribution. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by QL 3000, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Liquidation Distribution, and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of GMHC, payment may be made to a Person (as defined in Section 2.2.4 below) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Newco that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Liquidation Distribution, without interest. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

           2.2.3 NO FURTHER OWNERSHIP RIGHTS IN GMHC COMMON STOCK. All cash paid upon the surrender of Certificates in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of GMHC will be closed, and there will be no further registration of transfers. If, after the Effective Time, Certificates are presented to Newco or the Paying Agent for any reason, they will be canceled as provided in Section 2.1.4 and exchanged as provided in Section 2.2.2.

           2.2.4 NO LIABILITY. None of QL 3000, GMHC, Newco or the Paying Agent will be liable to any Person in respect of any cash or security delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. As used in this Agreement, the term "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, cooperative or other association, Governmental Entity (as defined in Section 3.2(b) below), or any other organization.

           2.2.5 LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event that any Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed, GMHC will issue in exchange for such lost, stolen, or destroyed Certificate, the Liquidation Distribution deliverable in respect thereof as determined in accordance with this Agreement; PROVIDED, HOWEVER, that GMHC may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate to indemnify GMHC or to give GMHC a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against GMHC with respect to the certificate alleged to have been lost, stolen, or destroyed.

     2.3 GMHC STOCK OPTIONS AND WARRANTS. GMHC shall use its best efforts to enter into an agreement with each holder of stock options, vested and unvested, outstanding under GMHC's 1986 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan, 1993 Amendment to 1993 Incentive Stock Option Plan, 1994 Stock Incentive Plan and Amendment to 1994 Stock Incentive Plan (the "Stock Option Plans") and all outstanding warrants to purchase GMHC common stock, which agreement provides that, immediately after the Effective Date, each option or warrant that is then outstanding, whether or not then exercisable or vested, shall be canceled by GMHC, and each holder of a canceled option or warrant shall be entitled to receive from GMHC as of the Effective Time, in consideration for the cancellation of such option or warrant, an amount in cash equal to the product of (i) the number of Shares previously subject to such option or warrant, and (ii) the excess, if any, of the Liquidation Distribution over the exercise price per Share previously subject to such option or warrant, reduced by any applicable withholding. In any event as of the Effective Time all such Stock Option Plans, options issued pursuant thereto and outstanding warrants shall be cancelled and of no further effect.

     2.4 RELEASE OF GMHC STOCKHOLDER OBLIGATIONS. On or before the Effective Date, QL 3000 shall cause to be released or cancelled the GMHC stockholder guarantees and letters of credit described in Schedule 2.4 attached hereto.

     2.5 PAYMENT OF FEES. On the Effective Date, QL 3000 shall cause all outstanding and unpaid legal, accounting and investment banking fees incurred by GMHC in connection with the Merger to be paid in full by QL 3000 or Newco.
 The total legal, accounting and investment banking fees incurred by GMHC in connection with the merger subsequent to September 30, 1998 shall not exceed $__________.

     2.6 REPAYMENT OF ADVANCES. On the Effective Date, QL 3000 shall cause Newco to repay all amounts advanced to GMHC by Brownlie Wallace Armstrong & Bander Exploration and its affiliates described in Schedule 2.6 attached hereto.

                                      ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF GMHC

     In this Agreement, the term "Material Adverse Effect" used in connection with a party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party in excess of $100,000. "Combined Material Adverse Effect" means any individual or combination of events, changes or effects that are materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party in excess of $250,000. "Material Adverse Change" means any change that has resulted, will result or is likely to result in a Material Adverse Effect. The term "Disclosure Schedule" means the document delivered by GMHC to QL 3000 on the date hereof that sets forth certain exceptions to the representations and warranties contained in this Agreement under captions referencing each and every Section to which such exceptions apply (whether or not referred to in a particular representation or warranty), provided that information appropriately and expressly disclosed or qualified with respect to one representation or warranty in the Disclosure Schedule shall be deemed to have been disclosed or qualified with respect to any other applicable representation or warranty to the extent that the disclosure contains a clear statement of the relevant fact or facts so as to provide reasonable notice of the applicability of the disclosure to the unreferenced representation or warranty.

     GMHC hereby represents and warrants to QL 3000 as follows:

     3.1 CORPORATE EXISTENCE AND AUTHORITY. GMHC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. GMHC is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of business or the ownership or lease of property requires or makes it desirable for GMHC to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. GMHC has the full corporate power and authority to enter into this Agreement and carry out its terms, subject to the conditions set forth in the Agreement. The Board of Directors of GMHC has, by resolutions duly adopted, authorized and approved the Merger, which resolutions have not been rescinded or otherwise modified and remain in full force and effect. Except for the approval of its stockholders, GMHC has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by GMHC and is binding upon and enforceable against GMHC in accordance with its terms, and the Articles of Merger, when executed and delivered by GMHC, will constitute the valid and binding obligation of GMHC. GMHC has heretofore delivered to QL 3000 correct and complete copies of its Articles of Incorporation and Bylaws as in effect on the date of this Agreement.

     3.2 NO ADVERSE CONSEQUENCES. Neither the execution and delivery of this Agreement by GMHC nor the consummation of the transactions contemplated by this Agreement will:

           (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of GMHC or any of its subsidiaries;

           (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court, legislature, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") applicable to GMHC or any of its subsidiaries, except as such would not have a Material Adverse Effect, individually or in the aggregate;

           (c) either alone, or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to GMHC or any of its subsidiaries, or constitute a default under any agreement, instrument, license, or permit to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the assets of GMHC or any of its subsidiaries except as such would not have a Material Adverse Effect, individually or in the aggregate; or

           (d) require any notices to or consent of any third party, including without limitation any Governmental Entity.

     3.3   CAPITALIZATION.  GMHC has authorized capital stock consisting of
(i) 20,000,000 shares of GMHC Common Stock, par value $.03 per Share (each a "Share," collectively the "Shares"), of which 4,647,880 Shares were outstanding on March 1, 1999 and no Shares are in treasury and (ii) 200,000 shares of GMHC Preferred Stock, no par value per share, of which 20,896 shares of Series C Convertible Preferred Stock, no par value per share and liquidation value $100.00 plus accrued unpaid dividends per share, were outstanding on March 1, 1999 (the "Preferred Shares") and no shares are in treasury. Options to purchase 854,266 Shares were outstanding on March 1, 1999 under grants made pursuant to the Stock Option Plans. Warrants to purchase 400,000 Shares were outstanding on March 1, 1999. All of the outstanding shares of capital stock of GMHC have been duly authorized and are validly issued, fully paid, and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, there are no shares of capital stock of GMHC authorized, issued, or outstanding, and, except as set forth above, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of GMHC of any character relating to the issued or unissued capital stock or other securities of GMHC.

There are no outstanding obligations of GMHC to repurchase, redeem, or otherwise acquire any of the Shares.

     3.4 SUBSIDIARIES AND JOINT VENTURES. Except as disclosed on the Disclosure Schedule, GMHC has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity. Each subsidiary of GMHC is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of business or the ownership or lease of property requires or makes it desirable for such subsidiary to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable and owned by GMHC free and clear of all liens, claims or encumbrances. There are no options, calls or commitments of any character relating to the issued or unissued capital stock of any subsidiary.

     3.5 SEC REPORTS AND FINANCIAL STATEMENTS. GMHC has filed with the SEC, and has made available to QL 3000 true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since December 31, 1997 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "GMHC SEC Document"). Each GMHC SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of GMHC and its subsidiaries included in the GMHC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of GMHC and its subsidiaries as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     3.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by GMHC specifically for inclusion or incorporation by reference in the Proxy Statement will at the time the Proxy Statement is first mailed to GMHC's stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by GMHC with respect to statements made or incorporated by reference therein based on information supplied by QL 3000 in writing specifically for inclusion or incorporation by reference therein.

     3.7 LEGAL PROCEEDINGS. Except as disclosed in a GMHC SEC Document or in the Disclosure Schedule, there is neither pending nor to GMHC's knowledge threatened by or against GMHC or any of its subsidiaries any legal action, claim, arbitration, investigation, or administrative proceeding before any Governmental Entity that could (i) have a Material Adverse Effect on the parties or the financial condition, assets, liabilities, business or results of operations of GMHC following the Closing; or (ii) enjoin or restrict the right or ability of GMHC to perform its obligations under this Agreement; and
(iii) to the best knowledge of GMHC, there is no basis for any such claim, litigation, proceeding, or investigation; and (iv) there is not in existence any judgment, injunction, order or decree requiring GMHC to take any action of any kind, or to which GMHC is subject or by which it or its assets are bound or affected.

     3.8 CONTRACTS AND ARRANGEMENTS. The Disclosure Schedule contains a complete and accurate list of all agreements of the following types, organized by type of agreement, to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound or otherwise affected and which are material to GMHC or any of its subsidiaries (the "Contracts"):

           (a) any mortgage, note, or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness by GMHC or any of its subsidiaries or any guaranty of any obligation for the borrowing of money;

           (b) contracts, agreements, purchase orders, or acknowledgment forms for the purchase, sale, lease or other disposition of GMHC's or any of its subsidiaries' equipment, products, materials, or capital assets, or for the performance of services which exceed $5,000 individually or on an annual commitment basis;

           (c) contracts or agreements for the joint performance of work or services and all other joint venture agreements;

           (d) contracts or agreements with agents, brokers, consignees, sales representatives, or distributors relating to the sale of GMHC's products or services;

           (e) contracts or agreements relating to the employment or compensation of GMHC's or any of its subsidiaries' officers, directors, or employees, including without limitation any collective bargaining agreements, and agreements with former officers, directors or employees which remain in effect, other than disclosed in the Disclosure Schedule in response to Section 3.16;

           (f)    franchise agreements; and

           (g) any other contract, instrument, agreement, or obligation not described in any other section of this Agreement to which GMHC or any of its subsidiaries is a party or by which it or any such subsidiary is bound and which contains unfulfilled obligations of GMHC or any of its subsidiaries in excess of $5,000.

     3.9 REAL PROPERTY; MATERIAL ASSETS. The Disclosure Schedule contains a list of (i) all real property owned by GMHC or any of its subsidiaries (the "Material Properties") and (ii) all other assets owned by GMHC or any of its subsidiaries having an original cost of more than $2,500 (together, the "Material Properties and Assets"). Except as set forth in the Disclosure Schedule, GMHC or a subsidiary of GMHC has good and marketable title to all of its respective Material Properties and Assets subject to no encumbrance, lien, charge, or other restriction (including, without limitation, any restriction on transfer) of any kind or character and there is no condition, restriction, or reservation affecting the title to or utility of any of the Material Properties and Assets, other than (i) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations set forth on the Disclosure Schedule, (ii) statutory liens securing payments (including taxes) not yet due and (iii) such other minor imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not materially affect the use and value of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. All facilities located on the Material Properties set forth on the Disclosure Schedule are in satisfactory condition and are suitable for the purpose for which they are being used, subject in each case to ordinary wear and tear and to ordinary repair, maintenance and periodic replacement.

           All of the buildings and improvements upon such Material Properties comply with all applicable size, height, setback and other zoning restrictions and regulations. Neither GMHC nor any subsidiary has been denied any special exception, variance or other zoning permit or approval required for the construction, operation and maintenance thereof by GMHC or a subsidiary. There presently is located within such Material Properties an adequate number of automobile parking spaces to satisfy the requirements of all applicable zoning ordinances and regulations as modified by duly issued zoning variances. To the best knowledge of GMHC, there is not existing, or presently contemplated or proposed, (i) any condemnation or similar action, or rezoning action or proceeding, with respect to any portion of such Material Properties or (ii) any moratorium upon or similar impediment to land development or building construction or hook-up to or usage of water or sewer or other utility services that could affect the use or development thereof. Such Material Properties are zoned commercial/industrial in a manner sufficient to enable QL 3000 to continue to conduct the businesses as presently conducted by GMHC and its subsidiaries. Sewer or septic services and water services are available now and, to GMHC's knowledge, will be available after Closing to enable QL 3000 to conduct the businesses presently conducted by GMHC and its subsidiaries. Adequate access, ingress and egress are available now and, to GMHC's knowledge, will be provided to such Material Properties.

     3.10 LEASES. The Disclosure Schedule contains a list of all material leases for the lease of any real or personal property with terms in excess of one year to which GMHC or any of its subsidiaries is a party (the "Leases" and the real property covered by a Lease the "Leased Properties"). Except as described in the Disclosure Schedule, GMHC or any subsidiary enjoys undisturbed possession to each leasehold interest it holds under the Leases.

           All of the buildings and improvements upon the Leased Properties comply with all applicable size, height, setback and other zoning restrictions and regulations. Neither GMHC nor any subsidiary has been denied any special exception, variance or other zoning permit or approval required for the construction, operation and maintenance thereof by GMHC or a subsidiary. There presently is located upon the Leased Properties an adequate number of automobile parking spaces to satisfy the requirements of all applicable zoning ordinances and regulations as modified by duly issued zoning variances. To the best knowledge of GMHC, there is not existing, or presently contemplated or proposed, (i) any condemnation or similar action, or rezoning action or proceeding, with respect to any portion of the Leased Properties or (ii) any moratorium upon or similar impediment to land development or building construction or hook-up to or usage of water or sewer or other utility services that could affect the use or development thereof. The Leased Properties are zoned commercial/industrial in a manner sufficient to enable QL 3000 to continue to conduct the businesses as presently conducted by GMHC and its subsidiaries. Sewer or septic services and water services are available now and, to GMHC's knowledge, will be available after Closing to enable QL 3000 to conduct the businesses presently conducted by GMHC and its subsidiaries. Adequate access, ingress and egress are available now and, to GMHC's knowledge, will be provided to the Leased Properties.

     3.11  STATUS OF CONTRACTS AND LEASES.

           (a) Each of the Contracts and Leases is valid, binding, and enforceable by GMHC or its subsidiaries in accordance with its terms and is in full force and effect, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief or other equitable remedies. There is no existing default or violation by GMHC or its subsidiaries under any Contract or Lease and no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default of GMHC or its subsidiaries under any Contract or Lease, except for such defaults as would not have a Material Adverse Effect.

           (b) To the best knowledge of GMHC, neither GMHC nor any of its subsidiaries is aware of any default by any other party to any Contract or Lease or of any event which (whether with or without notice, lapse of time, or both) would constitute a default by any other party with respect to obligations of that party under any Contract or Lease, except for such defaults set forth on the Disclosure Schedule.

           (c) Except as set forth on the Disclosure Schedule, neither GMHC nor its subsidiaries is a party to, or is bound by, any Contract that:

                  (i) will result in any material loss to it upon the performance thereof, including any material liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential, or

                  (ii) is not terminable by GMHC with 90 days or fewer notice and which termination will not cause a Material Adverse Effect.

     3.12 COMPLIANCE WITH LAWS. Except for those whose absence, either individually or in the aggregate, would not have a Material Adverse Effect, and, with the passage of time will not have a Material Adverse Effect, GMHC and its subsidiaries possess all governmental and other licenses, certificates, consents, permits, and other authorizations of Governmental Entities (collectively, the "Licenses") legally required to carry on its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. Except as disclosed in the GMHC SEC Documents or the Disclosure Schedule, the businesses of GMHC and its subsidiaries are not being conducted in violation of any laws, rules, regulations, ordinances, codes, judgments, orders, writs, or decrees applicable to its business where such violation would have a Material Adverse Effect. Except as set forth on the Disclosure Schedule or disclosed in the GMHC SEC Documents, there have been no violations of such laws, rules, regulations, ordinances, codes, judgments, orders, writs, and decrees since December 31, 1993 where such violation, either individually or in the aggregate, would have a Material Adverse Effect.

     3.13  ENVIRONMENTAL MATTERS.

           3.13.1 DEFINITIONS. As used in this Agreement, "Environmental Law" means any federal, state, or local statute, regulation, or ordinance pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such laws.

"Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions. "Contamination" means the existence (actual or reasonably suspected) in the environment of a Hazardous Substance, if the existence or suspected existence of such Hazardous Substance requires any investigatory, remedial, removal, or other response action under any Environmental Law, if such response action legally could be required by any Governmental Entity under prevailing Environmental Laws.

           3.13.2 COMPLIANCE. Except as disclosed on the Disclosure Schedule, the businesses and the assets of GMHC and it subsidiaries are in material compliance with all Environmental Laws and those entities have all permits required under Environmental Laws in connection with the construction, ownership or operation of those assets and the businesses. GMHC is not aware of and has not received notice of any past, present or anticipated future events, conditions, activities, investigation, studies, plans or proposals that (a) would interfere with or prevent compliance by GMHC with any Environmental Law, or (b) may give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving GMHC and related in any way to Hazardous Substances or Environmental Laws.

           3.13.3 HAZARDOUS SUBSTANCES. Except as disclosed on the Disclosure Schedule, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released on, in, under or from, or otherwise come to be located in the soil or water (including surface and ground water) on or under, any real property owned, leased or occupied by GMHC or its subsidiaries now or in the past. Except as disclosed on the Disclosure Schedule, none of the assets of GMHC or its subsidiaries have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (in electrical equipment or otherwise), lead-based paint or any other Hazardous Substance which is prohibited, restricted or regulated when present in buildings, structures, fixtures or equipment. Except as disclosed on the Disclosure Schedule, all wastes generated in connection with the businesses of GMHC or its subsidiaries are and have been transported to and disposed of at an authorized waste disposal facility in compliance with all Environmental Laws. Except as disclosed on the Disclosure Schedule, GMHC is not liable under any Environmental Law for investigation, remedial, removal or other response costs, natural resources damages or other damages or for any other claims (including administrative orders) arising out of the release or threatened release of, or exposure to, any Hazardous Substance and no basis exists for any such liability. GMHC has not entered any contract pursuant to which it has assumed the liability of any other person or entity, or agreed to indemnify any other person or entity for any liability, under any Environmental Law or arising out of the release or threatened release of, or exposure to, any Hazardous Substance.

           3.13.4 STORAGE TANKS. Except as disclosed on the Disclosure Schedule, there are no underground or other storage tanks on any real property owned, leased or occupied by GMHC or its subsidiaries now or in the past (whether or not regulated and whether or not out of service, closed or decommissioned). To the extent GMHC has or has had underground or other storage tanks, it has complied with all federal, state and local laws, and rules applicable thereto (including financial responsibility and required upgrades).

           3.13.5 ENVIRONMENTAL RECORDS. Except as disclosed on the Disclosure Schedule, GMHC has disclosed and made available to QL 3000 true, complete and correct copies of any reports, studies, analysis, tests, monitoring, correspondence with any Governmental Entity or other documents in the possession of or initiated by GMHC or otherwise known to GMHC, pertaining to Hazardous Substances, the existence of Contamination, compliance with Environmental Laws, or any other environmental concern relating to the assets or the businesses of GMHC or its subsidiaries.

     3.14  TAX MATTERS.

           3.14.1 RETURNS. GMHC has filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes (as defined below) that relate to the business, results of operations, financial condition, properties, or assets of GMHC and its subsidiaries (collectively, the "GMHC Returns"), all GMHC Returns filed are complete and accurate, and GMHC has paid on a timely basis all Taxes. Except as disclosed on the Disclosure Schedule, GMHC is not part of, nor has it been part of, an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar provisions of state, local, or foreign law, and GMHC is not a party to, nor has been a party to, any tax-sharing or tax-allocation agreement. Except as set forth on the Disclosure Schedule, GMHC has not received any notice of audit and neither GMHC nor any director, officer or employee responsible for tax matters of GMHC has knowledge of any intention of any authority to assess additional Taxes against GMHC or of any dispute with any authority with respect to such Taxes. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. GMHC has provided QL 3000 with complete and accurate copies of GMHC Returns for each of GMHC's fiscal years 1993 through 1997 and the Forms 1139 related to any loss or credit carryback claim for those years.

           3.14.2 TAXES PAID OR RESERVED. The reserves for taxes reflected in the current balance sheet most recently filed as part of a GMHC SEC Document are adequate for payment of Taxes in respect of periods ending on the date thereof. All reserves for Taxes have been determined in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with prior periods. All Taxes that GMHC has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority.

           3.14.3 LOSS CARRYFORWARDS; INVESTMENT TAX CREDIT CARRYFORWARDS. The Disclosure Schedule contains a complete and accurate list of net operating loss ("NOL") carryforwards and investment tax credit carryforwards available to GMHC or one or more of its subsidiaries for federal income tax purposes that originated in taxable years 1988 through 1997.

           3.14.4 DEFINITION. As used in this Agreement, the term "Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

           3.14.5  MISCELLANEOUS.  GMHC has not filed a consent under IRC
Section 341(f) concerning collapsible corporations. GMHC has not made any payments, is not obligated to make any payments, nor is a party to any agreement that in certain circumstances could obligate it to make any payments that will not be deductible under IRC Section 280G. GMHC has not been a United States real property holding corporation within the meaning of IRC Section 897(c)(2) during the applicable period specified in IRC Section 897(c)(1)(A)(ii). GMHC has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of IRC Section 6662. GMHC shall deliver to QL 3000 all necessary certificates and documents confirming that no withholding under IRC Section 1445 is required in connection with payment of the purchase price.

           3.14.6 TAX SHARING AGREEMENTS. GMHC is not a party to any Tax allocation or sharing agreement.

     3.15 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth on the Disclosure Schedule or as provided in this Agreement:

           (a) No GMHC key employee or executive has communicated to GMHC any plans to terminate employment with GMHC.

           (b) GMHC and its subsidiaries have complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, discrimination, collective bargaining, and the payment of social security and other taxes, except where the failure to comply would not have a Material Adverse Effect;

           (c) There is no unfair labor practice charge, complaint, representation, petition, or other action against GMHC or any of its subsidiaries pending or to

     GMHC's best knowledge threatened before the National Labor Relations Board or any other Governmental Entity and neither GMHC nor any of its subsidiaries is subject to any order to bargain by the National Labor Relations Board;

           (d) There is no labor strike, request for representation, slowdown, or work stoppage actually occurring, pending, or to GMHC's best knowledge threatened against GMHC or any of its subsidiaries;

           (e) To GMHC's knowledge, no questions concerning representation have been raised or are threatened with respect to employees of GMHC or any of its subsidiaries;

           (f) No grievance that might have a Material Adverse Effect on GMHC or any of its subsidiaries and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and to GMHC's best knowledge no basis exists for any such grievance or arbitration proceeding; and

           (g) To GMHC's knowledge, no employee of GMHC or any of its subsidiaries is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons other than GMHC or its subsidiaries relating to the present business activities of GMHC.

           (h) All employees of GMHC and its subsidiaries are at-will employees, and GMHC is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of its employees. GMHC has no written severance pay plan, policy, practice or agreement with any of its employees, except as described in the Disclosure Schedule.

           (i) GMHC has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past five years.

           (j) There are no pending claims, and to GMHC's best knowledge, no threatened claims by or on behalf of any of the employees of GMHC or any of its subsidiaries under any federal, state or local labor or employment laws or regulations.

     3.16 EMPLOYEE BENEFITS. The Disclosure Schedule lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization, and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established, maintained, or contributed to by GMHC that are currently in effect or that have been terminated within the past twelve months, and complete and accurate copies of all those plans or arrangements have been provided to QL 3000. The employee pension and employee welfare benefit plans (within the meaning of Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established and maintained by GMHC that are subject to ERISA are listed separately as ERISA Plans on the Disclosure Schedule (the "ERISA Plans"). The ERISA Plans comply in all material respects with the applicable requirements of ERISA and any other applicable laws and regulations. With respect to ERISA Plans intended to qualify under Section 401(a) of the Code, GMHC has received from the Internal Revenue Service ("IRS") a favorable determination for each of the ERISA Plans that each of the ERISA Plans is qualified. There has been no event subsequent to that determination of which GMHC has received notice from IRS or has otherwise become aware that has adversely affected the tax qualified status of any of the ERISA Plans or the exemption of the related trusts. As to any such ERISA Plan that has been terminated, any legally-required notices to employees and to the Pension Benefit Guaranty Corporation (if applicable) have been provided as required, all other legally-required actions have been taken to accomplish the termination, and a favorable IRS determination letter has been requested with respect to such termination. In response to any such request for a determination letter on plan termination, a favorable letter has been received from the IRS or, if the requested favorable letter has not yet been received, there has been no event or absence of a necessary action that would prevent the issuance of a favorable determination letter on the termination in due course. No accumulated funding deficiency as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code exists, with respect to any of the ERISA Plans. Neither GMHC nor a controlled group of corporations of which GMHC is a member have any actual or potential withdrawal liability, as defined in Section 4201 and related provisions of ERISA. To the knowledge of GMHC, none of the ERISA Plans, their related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt prohibited transaction, as such term is defined in Section 406 of ERISA and
Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions as defined in Code Sections 401(k)(8)(B) and 402(g)(2)(a) under any ERISA Plan that have not been corrected. Each ERISA Plan is, and to the knowledge of GMHC has been, operated and administered in all material respects in conformance with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements. Except as set forth in the Disclosure Schedule, GMHC has no obligation of any kind (whether under the terms of the ERISA Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement, or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multi-employer pension plan, a nonqualified deferred compensation plan or an individual employment or compensation agreement, or any commitment to provide medical benefits to retirees.

     3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Disclosure Schedule, since September 30, 1998, there has not been:

           (a) Any event, occurrence, development, or state of circumstances or facts which could reasonably be expected to result in (i) a Material Adverse Effect on the business, results of operations, financial position, assets, or properties of GMHC or its subsidiaries or (ii) any transaction, contract or commitment except in the ordinary and usual course of business and not requiring the payment in any case of an amount in excess of $10,000.00 annually;

           (b) Any damage, destruction, or casualty loss, whether insured against or not, to the assets or properties of GMHC or its subsidiaries that would result in a Material Adverse Effect;

           (c) Except as permitted by Section 5.1(k), any increase in the rate or terms of compensation payable or to become payable by GMHC to its directors, officers, or key employees; any increase in the rate or terms of any bonus, insurance, pension, or other employee benefit plan, payment, or arrangement made to, for or with any such directors, officers, or key employees; any special bonus or remuneration paid; or any written employment, severance or change of control contract executed or amended;

           (d) Any amendment to GMHC's Articles of Incorporation or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by GMHC, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

           (e) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of GMHC, or any direct or indirect repurchase, redemption, or other acquisition by GMHC of any shares of its stock or any option, warrant or other agreement relating thereto;

           (f) Any issuance or sale of any stock of GMHC (other than issuances pursuant to the exercise of options or warrants outstanding on September 30, 1998) or any issuance or granting of any option, warrant, or right to purchase any stock of GMHC or any commitment to do any of the foregoing;

           (g) Any conduct of business that is outside the ordinary course of business or not substantially in the manner that GMHC or its subsidiaries have previously conducted their business (including any change in their accounting method, principles or practices);

           (h) Any material purchase or other acquisition of property by GMHC or its subsidiaries; any sale, lease, or other disposition of property by GMHC or its subsidiaries; or any expenditure by GMHC or its subsidiaries, except in the ordinary course of business;

           (i) Any incurrence of any noncontract liability which, either singularly or in the aggregate is material to the business, results of operations, financial condition, or prospects of GMHC or its subsidiaries; or

           (j) Any encumbrance or consent to encumbrance of any material property or assets of GMHC or its subsidiaries except in the ordinary course of business and except for the types of encumbrances listed in
     Section 3.9.

     3.18 UNDISCLOSED LIABILITIES. Except for liabilities or obligations described in the GMHC SEC Documents or the Disclosure Schedule, or liabilities or obligations that would not in the aggregate have a Combined Material Adverse Effect, neither GMHC or any of its subsidiaries nor any of the property of GMHC or any of its subsidiaries is subject to any material liability or obligation of any kind, whether accrued, absolute, contingent, known, unknown or otherwise, whether or not such liabilities or obligations would have been required to be contained or disclosed in a GMHC SEC Document or any financial statement of GMHC and its subsidiaries. Without limiting the generality of the foregoing, GMHC and its subsidiaries have no liability (and to GMHC's knowledge there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against GMHC or any of its subsidiaries giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered or service provided by GMHC or any of its subsidiaries.

     3.19 INSURANCE. GMHC and its subsidiaries are now maintaining with financially responsible insurance companies, the policies of insurance (the "Policies") on their products, tangible assets and business as are listed in the Disclosure Schedule, and all such Policies are currently in full force and effect. There are no disputes with insurers under the Policies, and all premiums due and payable thereto have been paid. To GMHC's knowledge, (i) there are no pending or threatened cancellations or nonrenewals with respect to any of the Policies, and GMHC or its subsidiaries, as the case may be, is in compliance with all material conditions contained in the Policies, and
(ii) there are no pending or threatened claims against GMHC or any of its subsidiaries related to product liability.

     3.20  INTELLECTUAL PROPERTY.

           (a)     The term "Intellectual Property Assets" means collectively:

                   (i) all registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                   (ii) all patents and patent applications (collectively, "Patents");

                   (iii) all copyrights in both published works and unpublished works that are material to GMHC's businesses (collectively, "Copyrights");

                   (iv)   all trade secrets; and

                   (v) all trade names, technology, know-how, processes and related applications used in the conduct of the businesses of GMHC and its subsidiaries. The Disclosure Schedule contains a list and summary description of all Marks, Patents and Copyrights.

           (b) GMHC owns, has the right to use, sell, license, dispose of, and to bring actions for the misappropriation of all of the Intellectual Property Assets, material to the conduct of its business without any conflict with or infringement of the rights of others, free and clear of all liens, charges, encumbrances, or other restrictions of any kind.

           (c) The Disclosure Schedule contains a list of all material agreements, licenses, permits and other instruments relating to the Intellectual Property Assets material to the conduct of its business to which GMHC or any of its subsidiaries is a party, together with a brief description of the Intellectual Property Asset.

           (d) To GMHC's knowledge, no Intellectual Property Asset material to the conduct of business of GMHC and its subsidiaries is infringed or has been challenged.

           (e) There is no action, suit, proceeding, judgment, order, or writ pending or to GMHC's knowledge, threatened against GMHC or any of its subsidiaries contesting the validity, ownership, or right to use, sell, license, dispose of, or to bring actions for the misappropriation of the Intellectual Property Assets material to the conduct of their business.

     3.21 CAR COUNTS. GMHC has delivered to QL 3000 the car counts broken down for each of GMHC's and its subsidiaries' stores (including franchise stores) for 1997 and for each month through December 1998. Copies of the car counts are contained on the Disclosure Schedule. The car counts, as of their respective dates are accurate, correct and complete.

     3.22 FRANCHISES. The Disclosure Schedule sets forth all franchises GMHC and its subsidiaries have with franchisees. Except as set forth on the Disclosure Schedule, all franchises are in good standing, neither GMHC nor any of its subsidiaries is in default under any franchise and, to GMHC's knowledge, no franchisees are in default under any franchise. Also included in the Disclosure Schedule is the following information: (i) the beginning date, ending date and franchise renewal options (either by franchisee or franchisor) for each franchise, (ii) 1997 franchise fees collected from each franchise, (iii) 1997 franchise fees outstanding for each franchisee, (iv) 1997 royalty fees collected from each franchisee, (v) 1997 royalty fees outstanding for each franchisee and (vi) any reserve amount for uncollectible franchise fees or royalty fees. GMHC shall provide to QL 3000 a file containing correspondence from all persons with whom GMHC or any subsidiary has discussed the prospect of becoming a franchisee within the past three years.

     3.23 YEAR 2000. Except as set forth on the Disclosure Schedule, GMHC has analyzed and to GMHC's knowledge has identified both internally developed and acquired software which is material to its operations or which has been or is being provided or delivered to customers or franchisees and utilizes data embedded codes that may experience operations problems when the Year 2000 is reached and, where problems have arisen, has made, or has coordinated with customers, franchisees, suppliers, financial institutions and others with which it has business relationships that are material to GMHC's business, to make all necessary modifications to the identified software to make such software Year 2000 compliant. Except as disclosed in a GMHC SEC Document or in the Disclosure Schedule, to GMHC's knowledge GMHC and its subsidiaries have not incurred, and do not expect to incur, significant operating expenses or been required, or expect to be required, to invest heavily in computer systems improvements to be Year 2000 compliant, and business operations have not been disrupted and, to GMHC's knowledge, its customers and franchisees have not experienced any material interruption of service as a result of making such software Year 2000 compliant. The Disclosure Schedule identifies all outstanding Year 2000 compliance problems known to GMHC relating to its software (including, without limitation, software provided or delivered to customers or franchisees), with a correct and materially complete statement of the status of GMHC's efforts to correct such problems. "Year 2000 compliant" means, with respect to GMHC's information technology, the information technology is designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not materially malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. "Information technology" means computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized or software system(s) that are used or relied on by GMHC and its subsidiaries and franchisees in the conduct of their business.

     3.24 GUARANTIES; POWERS OF ATTORNEY. Except as set forth in the Disclosure Schedule, neither GMHC nor any of its subsidiaries is a guarantor or otherwise liable for any liability or material obligation (including without limitation any indebtedness) of any other Person. To GMHC's knowledge, there are no outstanding powers of attorney executed on behalf of GMHC.

     3.25 BROKERS. No broker, investment banker, financial advisor, or other Person, other than Green Manning & Bunch, LTD., the fees and expenses of which will be paid by GMHC, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GMHC. GMHC has provided QL 3000 true and correct copies of all agreements between GMHC and Green Manning & Bunch, LTD.

     3.26 DISCLOSURE. None of the representations and warranties made by GMHC in this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained therein not misleading. To GMHC's best knowledge, neither GMHC nor any responsible officer or director of GMHC has intentionally concealed any fact known by such Person to have a Material Adverse Effect.

     3.27 TRUE AT CLOSING. The representations, warranties, covenants and agreements of GMHC set forth in this Article 3, and made to third parties in connection with the transactions contemplated in this Agreement, are and will be true both on the date of this Agreement and on and as of the Closing, except for representations, warranties, covenants and agreements made as of a specific date, which shall be true as of such specific date.

                                      ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF QL 3000

     QL 3000 represents and warrants to GMHC as follows:

     4.1 CORPORATE EXISTENCE AND AUTHORITY. QL 3000 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. QL 3000 has the full corporate power and authority to enter into this Agreement and carry out its terms. QL 3000 has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by QL 3000 and is binding upon and enforceable against QL 3000 in accordance with its terms.

     4.2 NO ADVERSE CONSEQUENCES. Neither the execution and delivery of this Agreement by QL 3000 nor the consummation of the transactions contemplated hereby will:

           (a) violate or conflict with any provision of the charter or bylaws of QL 3000;

           (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to QL 3000, except as such would not individually or in the aggregate prevent QL 3000 from performing its obligations under this Agreement and consummating the transactions contemplated hereby; or

           (c) require any notices to or consent of any third party, including without limitation any Governmental Entity, except where the failure to obtain such consents, approvals or authorizations would not prevent or delay consummation of the Offer or the Merger or otherwise prevent QL 3000 from performing its obligations under this Agreement.

     4.3 LEGAL PROCEEDINGS. There is neither pending nor, to the best knowledge of QL 3000, threatened by or against QL 3000 any legal action, claim, arbitration, investigation, or administrative proceeding before any Governmental Entity that could enjoin or restrict the right or ability of QL 3000 to perform its obligations under this Agreement and, to the best knowledge of QL 3000, there is no basis for any such claim, litigation, proceeding, or investigation.

     4.4 PROXY STATEMENT. The information supplied by QL 3000 for inclusion in the Proxy Statement to be sent to the stockholders of GMHC in connection with the Stockholders' Meeting will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of GMHC or, at the time of the Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading; PROVIDED, HOWEVER, that QL 3000 makes no representation or warranty with respect to information supplied by GMHC for inclusion in any of the foregoing documents.

                                    ARTICLE 5

                                    COVENANTS

     5.1 CONTINUATION OF BUSINESS. From and after the execution date of this Agreement until Closing, GMHC covenants and agrees to use its best efforts to and shall cause its subsidiaries to: (i) keep the business and organization of GMHC and its subsidiaries intact until the Closing; and (ii) carry on the business of GMHC and its subsidiaries in its usual and ordinary course of business and in a manner consistent with past practice until Closing. Without limiting the generality of the foregoing, except as expressly provided to the contrary in this Agreement or with the prior written consent of QL 3000, until the Closing, GMHC covenants and agrees that:

           (a) GMHC and its subsidiaries will not declare, pay, or set aside for payment any dividend or other distribution of money or property in respect of its capital stock;

           (b) GMHC and its subsidiaries will not issue any shares of its capital stock (except upon the valid exercise of currently outstanding options under the Stock Option Plans, or currently outstanding warrants), or issue or sell any securities convertible into, or exchangeable for, options or warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel, or redeem any such shares;

           (c) GMHC and its subsidiaries will use their best efforts to ensure that (i) the assets, property and rights now owned by GMHC and its subsidiaries will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation, disposition, or valuation of inventory will be made or instituted; (ii) GMHC will not encumber any of its material assets or make any material commitments relating to such assets, property, or business, except in the ordinary course of its business. GMHC will use its commercially reasonable best efforts to ensure that GMHC and its subsidiaries will pay all debts when due in the usual course of business;

           (d) GMHC will use its best efforts to ensure that it and its subsidiaries will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business;

           (e) GMHC will use its best efforts to ensure that it and its subsidiaries will keep or cause to be kept the Policies (or substantial equivalents) in such amounts duly in force until the Closing Date and will give QL 3000 notice of any material change in the Policies;

           (f) GMHC or its subsidiaries will not incur additional debt (including without limitation obligations under leases for real or personal property whether or not required to be capitalized under generally accepted accounting principles), incur or increase any obligation or liability (fixed, contingent, or other, including without limitation liabilities as a guarantor or otherwise with respect to obligations of others) except in the ordinary and usual course of its business and consistent with past practices, forgive or release any material debt or claim, give any waiver of any right of material value, or voluntarily suffer any extraordinary loss;

           (g) GMHC or its subsidiaries will not make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) other than (i) current liabilities (including the current portion of any long-term liabilities) included in the financial statements contained in the GMHC SEC Documents and (ii) current liabilities incurred or maturing in the ordinary course of business since the date of the current balance sheet most recently filed as part of a GMHC SEC Document or (iii) payments under its revolving credit facility with Citibank N.A. made in the ordinary course of business and consistent with past practices; provided, however, that notwithstanding anything in this Agreement to the contrary, GMHC may pay any legal, accounting or investment banking fees relating to this Agreement and the transactions contemplated hereby;

           (h) GMHC or its subsidiaries will not acquire any assets other than assets acquired in the ordinary and usual course of its business and consistent with past practices;

           (i) GMHC or its subsidiaries will not purchase or otherwise acquire, or agree to purchase or otherwise acquire, any debt or equity securities of any Person other than equity securities issued by a money market fund registered as an investment company under the Investment Company Act of 1940;

           (j) GMHC or its subsidiaries will not enter into any transaction or contract or make any commitment to do the same, except in the ordinary and usual course of business and not requiring the payment in any case of an amount in excess of $10,000 annually and will promptly advise QL 3000 in writing of any written proposal or formal negotiations or discussions relating to any such transaction, contract or commitment;

           (k) GMHC or its subsidiaries will not increase the wages, salaries, compensation, pension, or other benefits payable, or to become payable by them, to any of their officers, employees, or agents, including without limitation any bonus payments or severance or termination pay, other than increases in wages and salaries required by employment arrangements existing on the execution date of this Agreement or otherwise in the ordinary and usual course of its business;

           (l) GMHC or its subsidiaries will not implement or agree to any implementation of, or amendment or supplement to, any employee profit sharing, stock option, stock purchase, pension, bonus, commission, incentive, retirement, medical reimbursement, life insurance, deferred compensation, severance pay, or any other employee benefit plan or arrangement;

           (m) GMHC or its subsidiaries will not change its accounting methods, policies or practices and will maintain its books and records in accordance with Generally Accepted Accounting Principles;

           (n) When the consent of any third party to the transactions contemplated by this Agreement is required under the terms of any Contract to which GMHC or its subsidiaries is a party or by which either is bound, GMHC will use its best efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the execution date of this Agreement;

           (o) GMHC and its subsidiaries will pay and discharge all taxes, assessments, governmental charges, and levies imposed upon it, its income or profits, or upon any property belonging to it, in all cases before the date on which penalties attach thereto; and

           (p) GMHC and its subsidiaries will not amend their respective Articles of Incorporation or Bylaws.

     5.2 NO SOLICITATION. Until such time, if any, as this Agreement is terminated pursuant to Article 7, neither GMHC nor any of its subsidiaries will, directly or indirectly, through an officer, director, agent or otherwise, (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential purchaser (other than QL 3000) relating to the disposition of all or any assets of GMHC or any of its subsidiaries (other than sales of inventory in the ordinary course of business and collection of accounts and notes receivable), or the sale of any securities of GMHC or any of its subsidiaries or any merger, consolidation, business combination, or similar transaction involving GMHC or any of its subsidiaries (or any other transaction, such as option or management agreements, that could have a similar economic result) or (ii) participate in any discussion or negotiations regarding, or furnish any person any information with respect to, the disposition of the assets or any securities of GMHC or any of its subsidiaries or any part thereof or any merger, consolidation, business combination, or similar transaction involving GMHC or any of its subsidiaries (or any other transaction, such as option or management agreements, that could result in a similar economic result); provided, however, that in connection with any proposal relating to any of the foregoing, GMHC may, to the extent required by fiduciary obligations as advised by counsel, participate in any discussions or negotiations regarding, and may furnish to any other person information with respect to, any of the foregoing. GMHC shall immediately advise QL 3000 of, and communicate the terms of, any such inquiry or proposal GMHC may receive.

     5.3 ACCESS. For the period up to and including the Closing Date, GMHC will provide, and cause each GMHC subsidiary to provide, to QL 3000 and its authorized agents reasonable access to all of their physical assets, facilities, financial information, production records, contracts and other corporate records and documents as QL 3000 deems reasonably necessary, provided that such activities do not unreasonably interfere with or hinder the business or operation of GMHC. QL 3000 will have reasonable access during normal working hours to all GMHC and GMHC subsidiary premises, properties, and facilities and will be allowed to meet with their management personnel, employees, and any outside consultants, including without limitation auditors and accountants, investment and other bankers, tax and financial advisors, and environmental consultants. In addition, GMHC will exercise its best efforts to make available to QL 3000 any items, agreements and materials as may be reasonably requested by QL 3000 or its lender in connection with QL 3000's financing of the Merger and refinancing of GMHC's debt, including but not limited to copies of all leases, estoppel letters and consents of landlords, franchisees and other parties, subordination and attornment agreements, supply agreements, non-disturbance agreements and franchise agreements.

     5.4 OTHER GOVERNMENT CONSENTS. Promptly following the execution of this Agreement, the parties will proceed to prepare and file with the appropriate Governmental Entities any requests for approval or waiver, if any, that are required from Governmental Entities in connection with the transactions contemplated by this Agreement, and the parties will diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

     5.5 BEST EFFORTS; NO INCONSISTENT ACTION. Subject to the terms and conditions hereof, and to the fiduciary duties of the GMHC Board under applicable law as advised by counsel, each party will use its best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the opposing parties set forth in Article 6 of this Agreement. No party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement without legal authority or basis, except that nothing in this Section 5.5 will limit the rights of the parties under Article 6 of this Agreement.

     5.6 CHANGED CIRCUMSTANCES. Each of GMHC and QL 3000 will notify the other party promptly of any fact or occurrence between the date of this Agreement and the Closing Date of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

     5.7 FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     5.8 PRESS RELEASES. No press releases or other public announcements or disclosure of information to any third party concerning the transactions contemplated by this Agreement may be made by either party without the prior written consent of the other party, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that nothing in this provision will prevent a party from making such releases or announcements as are necessary for a party to satisfy its legal obligations or the requirements of applicable law, but in any such case the affected party will promptly notify the other party.

     5.9   INDEMNIFICATION.

           (a) From and after the Effective Time, QL 3000 shall, and shall cause Newco to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of GMHC and its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, expense or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time (i) to the full extent permitted by Utah law or, if the protection afforded thereby to an Indemnified Party are greater, and (ii) to the same extent and on the same terms and conditions (including with respect to the advancement of expenses) provided for in GMHC's Articles of Incorporation and By-Laws and agreements in effect at the date hereof (to the extent consistent with applicable law), which provisions shall survive the Merger and continue in full force and effect after the Effective Time. Without limiting the foregoing, (i) QL 3000 shall, and shall cause Newco to, periodically advance expenses (including attorney's fees) as incurred by an Indemnified Party with respect to the foregoing to the full extent permitted under applicable law, and (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by Newco and reasonably satisfactory to such Indemnified Party.

           (b) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit GMHC, the Indemnified Parties and Newco, shall be binding on all successors and assigns of QL 3000 and Newco and shall be enforceable by the Indemnified Parties.

     5.10 FINANCING. QL 3000 shall use its best efforts to cause CSFC Retail Energy Finance or another lender to issue a bona fide commitment letter in an amount not less than $11,000,000 within 60 days from the date of execution of this Agreement. On or prior to the Closing Date, QL 3000 shall use its best efforts to cause CSFC Retail Energy Finance or another lender and Exxon Company or another supplier or equity or debt investor to advance an amount not less than $11,000,000 and $1,500,000, respectively, for the purpose of completing the Merger. On or prior to the Closing Date, QL 3000 or an affiliated company shall use its best efforts to sell and issue not less than $4,000,000 of equity securities of such company, for the purpose of completing the Merger.

                                     ARTICLE 6

                        CONDITIONS TO THE PARTIES' OBLIGATIONS

     The obligations of each party to consummate the Merger are subject to the conditions set forth in Sections 6.1 - 6.6, any of which may be waived by QL 3000 and GMHC. The obligations of QL 3000 are subject to Sections 6.7,
6.8 and 6.9.

     6.1 GOVERNMENTAL AUTHORIZATIONS. Each of the parties will have obtained all authorizations, consents, and approvals of all governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement, in a form satisfactory to each of QL 3000 and GMHC in its reasonable discretion.

     6.2 GMHC STOCKHOLDER APPROVAL. If necessary to approve the Merger under applicable law, this Agreement and the Merger shall have been duly adopted and approved, at a duly called and held Stockholders' Meeting (or by action in writing, if appropriate), acting in accordance with applicable law and the Articles of Incorporation and Bylaws of GMHC, by the requisite vote of the holders of the Shares, the Preferred Shares and any other capital shares of GMHC ("Stockholder Approval").

     6.3 NO PROHIBITIONS. There has not been promulgated or issued a law, statute, rule, regulation, decree, order, injunction or ruling by any Governmental Entity that remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

     6.4 NO PROCEEDINGS. No action, suit or other proceeding is pending against any party to this Agreement to prohibit, restrain, enjoin, restrict or otherwise prevent the consummation of the transactions contemplated by this Agreement.

     6.5 REPRESENTATIONS AND WARRANTIES. With respect to the obligations of each party's representations and warranties to the other party, the representations and warranties shall be true and correct as of the date of this Agreement and as of the Effective Date.

     6.6 FAIRNESS OPINIONS. A fairness opinion relating to the Merger shall have been issued by Green Manning & Bunch and shall not have been withdrawn or materially modified.

     6.7 OTHER CONSENTS. GMHC shall have obtained and provided to QL 3000 and/or its lender all authorizations, agreements, consents and approvals of third parties, required to be obtained to permit the consummation of the transactions contemplated by this Agreement, under any contract, lease, instrument or other document to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound or in connection with QL 3000's financing of the Merger or refinancing of GMHC's debt except such authorizations, agreements, consents and approvals, the failure of which to obtain would not have a Material Adverse Effect.

     6.8 DISSENTING STOCKHOLDERS. As of the Effective Date, the total number of Dissenting Shares shall be less than 20% of the total outstanding Shares.

     6.9 COMPLETION OF FINANCINGS. QL 3000 shall have completed debt financings with CSFC Retail Energy Finance or another lender in an amount not less than $11,000,000 and Exxon Company or another supplier or equity or debt investor in an amount not less than $1,500,000 and equity financing of not less than $4,000,000.

                                      ARTICLE 7

                                     TERMINATION

     7.1 TERMINATION BY QL 3000 AND/OR GMHC. This Agreement may be terminated without further liability at any time before the Closing Date:

           7.1.1   MUTUAL CONSENT.  By mutual consent of QL 3000 and GMHC; or

           7.1.2 INJUNCTION OR RESTRAINT. By either QL 3000 or GMHC, if any Governmental Entity has promulgated or issued a law, statute, rule, regulation, decree, order, injunction, or ruling or taken any other action prohibiting, restraining, enjoining, restricting or otherwise prohibiting the Offer or the Merger, that has become final and nonappealable.

     7.2 TERMINATION BY QL 3000. QL 3000, if not then in default, may terminate this Agreement at any time before the Closing Date upon written notice to GMHC of the occurrence of a breach by GMHC of one or more of its representations or warranties or a default in the observance or performance of one or more of its covenants or agreements under this Agreement, which breach or default is not cured within ten (10) days after GMHC has notice thereof, except for breaches and defaults which, individually or in the aggregate, would not have a Combined Material Adverse Effect or materially impair the ability of the parties to consummate the transactions contemplated by the Agreement.

     7.3   TERMINATION BY GMHC.

           7.3.1 GMHC, if not then in default, may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 of the occurrence of a breach by QL 3000 of one or more of its representations or warranties or a default in the observance or performance of one or more of its covenants or agreements under this Agreement, which default is not cured within ten (10) days after QL 3000 has notice thereof, except for defaults which, individually or in the aggregate, would not materially impair the ability of the parties to consummate the transactions contemplated by this Agreement.

           7.3.2 GMHC may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 if (i) the Effective Time has not occurred within 120 days after the execution of this Agreement; or (ii) QL 3000 has not received and provided GMHC with a copy of a bona fide commitment letter from CSFC Retain Energy Finance or another lender with respect to the financing of the Merger Consideration within 60 days after the execution of this Agreement; or (iii) CSFC Retail Energy Finance or such other lender withdraws its commitment letter after such commitment letter has been issued and no other commitment letter has been issued.

           7.3.3 GMHC may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 if prior to the Closing Date, any person has made a bona fide proposal relating to an acquisition transaction relating to GMHC or the Shares, or has commenced a tender or exchange offer for the Shares and the Board of Directors of GMHC determines in good faith
(i) after consultation with its financial advisors, that such transaction constitutes a better offer than terms of Merger contemplated hereby and (ii) after consultation with legal counsel, that failure to approve such proposal and terminate this Agreement could reasonably be expected to result in a breach of fiduciary duties of the Board of Directors of GMHC; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by GMHC pursuant to this Section 7.3.3 shall not be deemed to violate any other obligations of GMHC under this Agreement.

     7.4 PROCEDURE; EFFECT OF TERMINATION. If either QL 3000 or GMHC elects to terminate this Agreement pursuant to this Article 7, the terminating party will promptly give written notice thereof to the other party. In the event of termination pursuant to this Article 7, the parties will be released from all liabilities and obligations under this Agreement, other than the obligations under Section 5.8 and except that nothing herein shall relieve any party from liability for damages to the extent arising from a breach of this Agreement before termination.


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

                                      ARTICLE 8

                                  GENERAL PROVISIONS

     8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties, and covenants in this Agreement will not survive the Effective Time, and shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 7.1. This Section 8.1 will not limit any covenant or agreement of the parties that by its terms provides for performance after the Effective Time or such termination.

     8.2 FURTHER ACTION. GMHC and QL 3000 will execute any documents and take any additional action reasonably required to fully implement this Agreement.

     8.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among GMHC and QL 3000 regarding the subject matter hereof and thereof and supersedes and replaces all prior or contemporaneous negotiations, representations, or agreements, written or oral.

     8.4 ASSIGNMENT. This Agreement may not be assigned by either party by operation of law or otherwise without the prior written consent of the other party, except that QL 3000 may assign all or any of its rights and obligations to any wholly owned subsidiary or other affiliate of QL 3000; PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform the obligations. An Affiliate of a person shall include any other person controlling, controlled by or under other common control with such person.

     8.5 BINDING EFFECT; NO THIRD PARTY BENEFIT. This Agreement will inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, subject to the restrictions on assignment contained in Section 8.4. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give to any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated by it.

     8.6 WAIVER. Failure of any party at any time to require performance of any provision of this Agreement will not limit such party's right to enforce such provision, nor will any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. Any waiver of any provision of this Agreement will be effective only if set forth in writing and signed by the party to be bound.

     8.7 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Florida.


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

     8.8 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any Person or circumstance is to any extent held to be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term or provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

     8.9 TIME OF ESSENCE. GMHC and QL 3000 hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision of this Agreement.

     8.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, binding on the parties. If this Agreement is executed in counterparts, each party will transmit by facsimile a copy of the signed counterpart upon execution and will cause an executed original counterpart to be transmitted by courier service to the other parties.

     8.11 AMENDMENTS. This Agreement may not be modified or amended except by the written agreement of GMHC and QL 3000. This Agreement may not be terminated other than pursuant to Article 7 except by the written agreement of GMHC and QL 3000. A party may waive one or more of its rights under this Agreement only in a written instrument signed by the party.

     8.12 AUTHORITY. The person executing this Agreement on behalf of each party warrants that she/he has the authority to execute this Agreement and to so bind that party as provided in this Agreement.

     8.13 NOTICES. All notices or other communications required or permitted under this Agreement must be in writing and must be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile. Any notice, if mailed, will be deemed given when received; any notice, if transmitted by facsimile, will be deemed given when transmitted and electronically confirmed. Notices will be given to the following Persons:

To QL 3000:        QL 3000, Inc.
                   9551 Baymeadows Road
                   Jacksonville, Florida 32256
                   Attention:  David Plyler
                   Telephone:  (904) 730-2660
                        Facsimile No.:  (904) 733-6619


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

With a copy to:    Smith Hulsey & Busey
                   1800 First Union Bank Tower
                   225 Water Street
                   Jacksonville, Florida 32202
                   Attention:  John R. Smith, Jr., Esq.
                   Telephone:  (904) 359-7700
                   Facsimile No.:  (904) 359-7712

To GMHC:           Grease Monkey Holding Corporation
                   633 17th Street, Suite 400
                   Denver, Colorado 80202
                   Attention: James Wallace
                   Telephone: (303) 295-0565
                   Facsimile No.: (303) 295-0565

With a copy to:    Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
                   950 17th Street, 16th Floor
                   Denver, Colorado 80202
                   Attention: Douglas R. Wright, Esq.
                   Telephone: (303) 575-7571
                   Facsimile No.: (303) 825-6525


                                      ARTICLE 9

                                     DEFINITIONS

     The following terms are defined in this Agreement in the sections identified below:



                             TERM                   DEFINITION SECTION
                Affiliate                                   8.4
                Agreement                                Preamble
                Certificate of Merger                       1.4
                Certificates                               2.2.2
                Closing and Closing Date                    1.8
                Code                                      3.14.1
                Combined Material Adverse
                Effect                           Introduction to Article 3
                Contamination                             3.13.1
                Contracts                                   3.8
                Copyrights                                 3.20
                Disclosure Schedule              Introduction to Article 3
                Dissenting Stockholders                    2.1.5


                             TERM                   DEFINITION SECTION
                Dissenting Shares                          2.1.5
                Effective Date                              1.4
                Effective Time                              1.4
                Environmental Law                         3.13.1
                ERISA                                      3.16
                ERISA Plans                                3.16
                GMHC                                     Preamble
                GMHC Board                               Recitals
                GMHC Returns                              3.14.1
                GMHC SEC Document                           3.5
                Governmental Entity                         3.2
                Hazardous Substance                       3.13.1
                Information Technology                     3.23
                Intellectual Property Assets               3.20
                IRS                                        3.16
                Leased Properties                          3.10
                Leases                                     3.10
                Licenses                                   3.12
                Marks                                      3.20
                Material Adverse Change          Introduction to Article 3
                Material Adverse Effect          Introduction to Article 3
                Material Properties                         3.9
                Material Properties and Assets              3.9
                Merger                                   Recitals
                Merger Consideration                       2.1.1
                NOL                                       3.14.3
                Patents                                    3.20
                Paying Agent                               2.2.1
                Person                                     2.2.4
                Policies                                   3.19
                Preferred Shares                            3.3
                Proxy Statement                            1.2.2
                QL 3000                                  Preamble
                Securities Act                              3.5
                Share, Shares                               3.3
                Stock Option Plans                          2.3
                Stockholder Approval                        6.2
                Stockholders' Meeting                      1.2.2
                Newco                                       1.5
                Taxes                                     3.14.4
                URBCA                                    Recitals
                Year 2000 Compliant                        3.23

     IN WITNESS WHEREOF, the parties have executed this Agreement, effective the day and year first written above.

QL 3000, INC.                          GREASE MONKEY HOLDING
                                       CORPORATION


By                                     By
  ------------------------------         ------------------------------
    Name:                                Name:
         -----------------------              -------------------------
    Title:                               Title:
          ----------------------               ------------------------


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